UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

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Targa Resources Corp.
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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
YOUR VOTE IS IMPORTANT
PROXY STATEMENT 2011 ANNUAL MEETING OF STOCKHOLDERS
ELECTRONIC AVAILABILITY OF PROXY STATEMENT AND ANNUAL REPORT
QUORUM AND VOTING
ITEM ONE ELECTION OF DIRECTORS
DIRECTORS AND EXECUTIVE OFFICERS
MEETINGS AND COMMITTEES OF DIRECTORS
EXECUTIVE COMPENSATION AND OTHER INFORMATION
CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
TRANSACTIONS WITH RELATED PERSONS
ITEM TWO RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
ITEM THREE (A) ADVISORY VOTE ON EXECUTIVE COMPENSATION
ITEM THREE (B) ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
STOCKHOLDER PROPOSALS FOR 2012; IDENTIFICATION OF DIRECTOR CANDIDATES
SOLICITATION OF PROXIES
STOCKHOLDER LIST
PROXY MATERIALS, ANNUAL REPORT AND OTHER INFORMATION
INTERNET AND PHONE VOTING

TARGA RESOURCES CORP.
1000 Louisiana Street
Suite 4300
Houston, Texas 77002

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Targa Resources Corp.:

Notice is hereby given that the Annual Meeting of Stockholders of Targa Resources Corp. (the “Company”) will be held at Wells Fargo Plaza, 1000 Louisiana Street, Houston, TX 77002 on Wednesday, May 25, 2011, at 1:00 p.m. Central Time (the “Annual Meeting”). The Annual Meeting is being held for the following purposes:

1. To elect two Class I Directors, each for a term of three years.

2. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for 2011.

3. To approve, on an advisory basis, the compensation of our executive officers as described in the “Executive Compensation and Other Information — Compensation Discussion and Analysis” (“CD&A”) section of the accompanying proxy statement and the selection of the frequency of shareholder votes on executive compensation as separate voting items:

(A) the shareholders approve the compensation philosophy, policies and procedures described in the CD&A, and the compensation of Targa Resources Corp.’s named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules, including the compensation tables.

(B) the stockholders of the Company be provided an opportunity to approve the compensation philosophy, policies and procedures described in the CD&A, and the compensation of Targa Resources Corp.’s named executive officers as disclosed pursuant to the SEC’s compensation disclosure rules, including the compensation tables every:

Three years —

Two years —

One year —

4. To transact such other business as may properly come before the Annual Meeting.

These proposals are described in the accompanying proxy materials. You will be able to vote at the Annual Meeting only if you were a stockholder of record at the close of business on April 1, 2011.

YOUR VOTE IS IMPORTANT

Please vote over the internet at www.envisionreports.com/TRGP or by phone at 1-800-652-8683 promptly so that your shares may be voted in accordance with your wishes and so we may have a quorum at the Annual Meeting. Alternatively, if you did not receive a paper copy of the proxy materials (which includes the proxy card), you may request a paper proxy card, which you may complete, sign and return by mail.

By Order of the Board of Directors,

Paul W. Chung
Secretary

Houston, Texas
April 4, 2011

TARGA RESOURCES CORP.
1000 Louisiana Street
Suite 4300
Houston, Texas 77002

PROXY STATEMENT

2011 ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors of the Company requests your Proxy for the Annual Meeting of Stockholders that will be held Wednesday, May 25, 2011, at 1:00 p.m. Central Time, at Wells Fargo Plaza, 1000 Louisiana Street, Houston, TX 77002. By granting the Proxy, you authorize the persons named on the Proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting.

If you attend the Annual Meeting, you may vote in person. If you are not present at the Annual Meeting, your shares may be voted only by a person to whom you have given a proper Proxy. You may revoke the Proxy in writing at any time before it is exercised at the Annual Meeting by delivering to the Secretary of the Company a written notice of the revocation, by submitting your vote electronically through the internet or by phone after the grant of the Proxy, or by signing and delivering to the Secretary of the Company a Proxy with a later date. Your attendance at the Annual Meeting will not revoke the Proxy unless you give written notice of revocation to the Secretary of the Company before the Proxy is exercised or unless you vote your shares in person at the Annual Meeting.

ELECTRONIC AVAILABILITY OF PROXY STATEMENT AND ANNUAL REPORT

As permitted under the rules of the Securities and Exchange Commission (the “SEC”), the Company is making this proxy statement and its Annual Report on Form 10-K available to its stockholders electronically via the internet. The Company is sending on or about April 6, 2011, a Notice Regarding the Availability of Proxy Materials (the “Notice”) to its stockholders of record as of the close of business on April 1, 2011, which Notice will include (i) instructions on how to access the Company’s proxy materials electronically, (ii) the date, time and location of the Annual Meeting, (iii) a description of the matters intended to be acted upon at the Annual Meeting, (iv) a list of the materials being made available electronically, (v) instructions on how a stockholder can request to receive paper or e-mail copies of the Company’s proxy materials, (vi) any control/identification numbers that a stockholder needs to access his or her proxy card and instructions on how to access the proxy card, and (vii) information about attending the Annual Meeting and voting in person.

Stockholders of Record and Beneficial Owners

Most of the Company’s stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record.  If your shares are registered directly in your name with the Company’s transfer agent, you are considered the stockholder of record with respect to those shares, and the Notice is being sent directly to you by our agent. As a stockholder of record, you have the right to vote by Proxy or to vote in person at the Annual Meeting. If you received a paper copy of the proxy materials by mail instead of the Notice, the proxy materials include a proxy card or a voting instruction card for the Annual Meeting.

Beneficial Owners.  If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and the Notice will be forwarded to you by your broker or nominee. The broker or nominee is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker how to vote. Beneficial owners that receive the Notice by mail from the stockholder of record should follow the instructions included in the Notice to view the proxy statement and transmit voting instructions. If you received a paper copy of the proxy materials by mail instead of the Notice, the proxy materials include a proxy card or a voting instruction card for the Annual Meeting.

QUORUM AND VOTING

Voting Stock.  The Company’s common stock, par value $0.001 per share, is the only class of securities that entitles holders to vote generally at meetings of the Company’s stockholders. Each share of common stock outstanding on the record date is entitled to one vote.

Record Date.  The record date for stockholders entitled to notice of and to vote at the Annual Meeting was the close of business on April 1, 2011. As of the record date, 42,349,738 shares of common stock were outstanding and entitled to be voted at the Annual Meeting.

Quorum and Adjournments.  The presence, in person or by Proxy, of the holders of a majority of the outstanding shares entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

If a quorum is not present, a majority of the stockholders entitled to vote who are present in person or by Proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present. At any adjourned Annual Meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting as originally notified.

Vote Required.  Directors will be elected by the affirmative vote of the holders of a plurality of the shares present and entitled to be voted at the Annual Meeting. Ratification of the selection of the Company’s auditors will require the affirmative vote of the holders of a majority of the shares present and entitled to be voted at the Annual Meeting. Approval of Items 3(A) and (B) require the affirmative vote of the holders of a majority of the shares present and entitled to be voted at the Annual Meeting. An automated system that the Company’s transfer agent administers will tabulate the votes. Brokers who hold shares in street name for customers are required to vote shares in accordance with instructions received from the beneficial owners. Brokers are permitted to vote on discretionary items if they have not received instructions from the beneficial owners, but they are not permitted to vote (a “broker non-vote”) on non-discretionary items absent instructions from the beneficial owner. Brokers do not have discretionary voting authority with respect to the election of directors. For ratification of the selection of the Company’s auditors, brokers will have discretionary authority in the absence of timely instructions from their customers. For approval of Items 3(A) and (B), brokers will not have discretionary authority in the absence of timely instructions from their customers. Abstentions and broker non-votes will count in determining whether a quorum is present at the Annual Meeting. Neither abstentions nor broker non-votes will have any effect on the outcome of voting on director elections or on Items 3(A) or (B). For purposes of voting on the ratification of the selection of auditors, abstentions will be included in the number of shares voting and will have the effect of a vote against the proposal.

Default Voting.  A Proxy that is properly completed and submitted will be voted at the Annual Meeting in accordance with the instructions on the Proxy. If you properly complete and submit a Proxy, but do not indicate any contrary voting instructions, your shares will be voted as follows:

•	FOR the election of the two persons named in this proxy statement as the Board of Directors’ nominees for election as Class I Directors.

•	FOR the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s auditors for 2011.

•	(A) FOR the approval of the compensation of our named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC and (B) for a frequency of “THREE YEARS” for future non-binding “Say on Pay” stockholder votes on compensation of our named executed officers.

If any other business properly comes before the stockholders for a vote at the meeting, your shares will be voted in accordance with the discretion of the holders of the Proxy. The Board of Directors knows of no matters, other than those previously stated, to be presented for consideration at the Annual Meeting.

ITEM ONE

ELECTION OF DIRECTORS

The Board of Directors has nominated the following individuals for election as Class I Directors of the Company to serve for a three year term to expire in 2014 and until either they are reelected or their successors are elected and qualified:

Charles R. Crisp
James W. Whalen

Messrs. Crisp and Whalen are currently serving as Directors of the Company. Their biographical information is contained in the “Directors and Executive Officers” section below.

The Board of Directors has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. If a nominee becomes unable or unwilling to accept nomination or election, either the number of the Company’s directors will be reduced or the persons acting under the Proxy will vote for the election of a substitute nominee that the Board of Directors recommends.

The Board of Directors unanimously recommends that stockholders vote FOR the election of each of the nominees.

DIRECTORS AND EXECUTIVE OFFICERS

After the Annual Meeting, assuming the stockholders elect the nominees of the Board of Directors as set forth in “Item One — Election of Directors” above, the Board of Directors of the Company will be, and the executive officers and other officers of the Company are:

Name	Age(1)	Position

Rene R. Joyce	63	Chief Executive Officer and Director
James W. Whalen	69	Executive Chairman and Director
Joe Bob Perkins	50	President
Jeffrey J. McParland	56	President-Finance and Administration
Roy E. Johnson	66	Executive Vice President
Michael A. Heim	62	Executive Vice President and Chief Operating Officer
Paul W. Chung	50	Executive Vice President, General Counsel and Secretary
Matthew J. Meloy	33	Senior Vice President and Chief Financial Officer
John R. Sparger	57	Senior Vice President and Chief Accounting Officer
Charles R. Crisp	63	Director
In Seon Hwang	34	Director
Peter R. Kagan	42	Director
Chris Tong	54	Director
Ershel C. Redd Jr.	63	Director

(1)	Ages as of February 25, 2011.

Rene R. Joyce has served as a director and Chief Executive Officer of Targa Resources Corp. (the “Company”) since its formation on October 27, 2005, of Targa Resources GP LLC, the general partner (the “General Partner”) of Targa Resources Partners LP (the “Partnership”) since October 2006 and of TRI Resources Inc. (“TRI”) since its formation in February 2004 and was a consultant for the TRI predecessor company during 2003. He is also a member of the supervisory directors of Core Laboratories N.V. Mr. Joyce served as a consultant in the energy industry from 2000 through 2003 providing advice to various energy companies and investors regarding their operations, acquisitions and dispositions. Mr. Joyce served as President of onshore pipeline operations of Coral Energy, LLC, a subsidiary of Shell Oil Company (“Shell”) from 1998 through 1999 and President of energy services of Coral Energy Holding, L.P. (“Coral”), a subsidiary of Shell which was the gas and power marketing joint venture between Shell and Tejas Gas Corporation (“Tejas”), during 1999. Mr. Joyce served as President of various operating subsidiaries of Tejas, a natural gas pipeline company, from 1990 until 1998 when Tejas was acquired by Shell. As the founding Chief Executive Officer of TRI, Mr. Joyce brings deep experience in the midstream business, expansive knowledge of the oil and gas industry, as well as relationships with chief executives and other senior management at peer companies, customers and other oil and natural gas companies throughout the world. His experience and industry knowledge, complemented by an engineering and legal educational background, enable Mr. Joyce to provide the board with executive counsel on the full range of business, technical, and professional matters.

James W. Whalen has served as Executive Chairman of the Company’s Board of Directors since October 25, 2010 and the General Partner’s Board of Directors since December 15, 2010. He served as a director of the Company since its formation on October 27, 2005, of the General Partner since February 2007 and of TRI since 2004. Mr. Whalen served as President-Finance and Administration of the Company and of TRI between January 2006 and October 25, 2010. He has served as President-Finance and Administration of the General Partner since October 2006 and for various Targa subsidiaries since November 2005. Between October 2002 and October 2005, Mr. Whalen served as the Senior Vice President and Chief Financial Officer of Parker Drilling Company. Between January 2002 and October 2002, he was the Chief Financial Officer of Diversified Diagnostic Products, Inc. He served as Chief Commercial Officer of Coral from February 1998 through January 2000. Previously, he served as Chief Financial Officer for Tejas from 1992 to 1998. Mr. Whalen brings a breadth and depth of experience as an executive, board member, and audit committee member across several different companies and in energy and other industry areas. His valuable management and financial expertise includes an understanding of the accounting and financial matters that the Partnership and industry address on a regular basis.

Joe Bob Perkins has served as President of the Company since its formation on October 27, 2005, of the General Partner since October 2006 and of TRI since February 2004 and was a consultant for the TRI predecessor company during 2003. Mr. Perkins also served as a consultant in the energy industry from 2002 through 2003 and was an active partner in RTM Media (an outdoor advertising firm) during such time period. Mr. Perkins served as President and Chief Operating Officer for the Wholesale Businesses, Wholesale Group and Power Generation Group of Reliant Resources, Inc. and its parent/predecessor companies, from 1998 to 2002 and Vice President, Corporate Planning and Development, of Houston Industries from 1996 to 1998. He served as Vice President, Business Development, of Coral from 1995 to 1996 and as Director, Business Development, of Tejas from 1994 to 1995. Prior to 1994, Mr. Perkins held various positions with the consulting firm of McKinsey & Company and with an exploration and production company.

Roy E. Johnson has served as Executive Vice President of the Company since its formation on October 27, 2005, of the General Partner since October 2006 and of TRI since April 2004 and was a consultant for the TRI predecessor company during 2003. Mr. Johnson also served as a consultant in the energy industry from 2000 through 2003 providing advice to various energy companies and investors regarding their operations, acquisitions and dispositions. He served as Vice President, Business Development and President of the International Group of Tejas from 1995 to 2000. In these positions, he was responsible for acquisitions, pipeline expansion and development projects in North and South America. Mr. Johnson served as President of Louisiana Resources Company, a company engaged in intrastate natural gas transmission, from 1992 to 1995. Prior to 1992, Mr. Johnson held various positions with a number of different companies in the upstream and downstream energy industry.

Michael A. Heim has served as Executive Vice President and Chief Operating Officer of the Company since its formation on October 27, 2005, of the General Partner since October 2006 and of TRI since April 2004 and was a consultant for the TRI predecessor company during 2003. Mr. Heim also served as a consultant in the energy industry from 2001 through 2003 providing advice to various energy companies and investors regarding their operations, acquisitions and dispositions. Mr. Heim served as Chief Operating Officer and Executive Vice President of Coastal Field Services, a subsidiary of The Coastal Corp. (“Coastal”) a diversified energy company, from 1997 to 2001 and President of Coastal States Gas Transmission Company from 1997 to 2001. In these positions, he was responsible for Coastal’s midstream gathering, processing, and marketing businesses. Prior to 1997, he served as an officer of several other Coastal exploration and production, marketing and midstream subsidiaries.

Jeffrey J. McParland has served as President — Finance and Administration of the Company and TRI since October 25, 2010 and of the General Partner since December 15, 2010. He has also served as a director of TRI since December 16, 2010. Mr. McParland served as Executive Vice President and Chief Financial Officer of the Company between October 27, 2005 and October 25, 2010 and of TRI between April 2004 and October 25, 2010 and was a consultant for the TRI predecessor company during 2003. He served as Executive Vice President and Chief Financial Officer of the General Partner between October 2006 and December 15, 2010 and served as a director of the General Partner from October 2006 to February 2007. Mr. McParland served as Treasurer of the Company from October 27, 2005 until May 2007, of the General Partner from October 2006 until May 2007 and of TRI from April 2004 until May 2007. Mr. McParland served as Secretary of TRI between February 2004 and May 2004, at which time he was elected as Assistant Secretary. Mr. McParland served as Senior Vice President, Finance of Dynegy Inc., a company engaged in power generation, the midstream natural gas business and energy marketing, from 2000 to 2002. In this position, he was responsible for corporate finance and treasury operations activities. He served as Senior Vice President, Chief Financial Officer and Treasurer of PG&E Gas Transmission, a midstream natural gas and regulated natural gas pipeline company, from 1999 to 2000. Prior to 1999, he worked in various engineering and finance positions with companies in the power generation and engineering and construction industries.

Paul W. Chung has served as Executive Vice President, General Counsel and Secretary of the Company since its formation on October 27, 2005, of the General Partner since October 2006 and of TRI since May

2004. Mr. Chung served as Executive Vice President and General Counsel of Coral from 1999 to April 2004; Shell Trading North America Company, a subsidiary of Shell, from 2001 to April 2004; and Coral Energy, LLC from 1999 to 2001. In these positions, he was responsible for all legal and regulatory affairs. He served as Vice President and Assistant General Counsel of Tejas from 1996 to 1999. Prior to 1996, Mr. Chung held a number of legal positions with different companies, including the law firm of Vinson & Elkins L.L.P.

Matthew J. Meloy has served as Senior Vice President, Chief Financial Officer and Treasurer of the Company and TRI since October 25, 2010 and of the General Partner since December 15, 2010. Mr. Meloy served as Vice President — Finance and Treasurer of the Company and TRI between March 2008 and October 2010, and as Director, Corporate Development of the Company and TRI between March 2006 and March 2008 and of the General Partner between October 2006 and March 2008. He served as Vice President — Finance and Treasurer of the General Partner between March 2008 and December 15, 2010. Mr. Meloy was with The Royal Bank of Scotland in the structured finance group, focusing on the energy sector from October 2003 to March 2006, most recently serving as Assistant Vice President.

John R. Sparger has served as Senior Vice President and Chief Accounting Officer of the Company and TRI since January 2006 and of the General Partner since October 2006. Mr. Sparger served as Vice President, Internal Audit of the Company between October 2005 and January 2006 and of TRI between November 2004 and January 2006. Mr. Sparger served as a consultant in the energy industry from 2002 through September 2004, including TRI between February 2004 and September 2004, providing advice to various energy companies and entities regarding processes, systems, accounting and internal controls. Prior to 2002, he worked in various accounting and administrative positions with companies in the energy industry, audit and consulting positions in public accounting and consulting positions with a large international consulting firm.

Charles R. Crisp has served as a director of the Company since its formation on October 27, 2005 and of TRI between February 2004 and December 16, 2010. Mr. Crisp was President and Chief Executive Officer of Coral Energy, LLC, a subsidiary of Shell Oil Company from 1999 until his retirement in November 2000, and was President and Chief Operating Officer of Coral from January 1998 through February 1999. Prior to this, Mr. Crisp served as President of the power generation group of Houston Industries and, between 1988 and 1996, as President and Chief Operating Officer of Tejas. Mr. Crisp is also a director of AGL Resources Inc., EOG Resources Inc. and Intercontinental Exchange, Inc. Mr. Crisp brings extensive energy experience, a vast understanding of many aspects of our industry and experience serving on the boards of other public companies in the energy industry. His leadership and business experience and deep knowledge of various sectors of the energy industry bring a crucial insight to the Board of Directors.

In Seon Hwang has served as a director of the Company since May 2006, of TRI between May 2006 and December 16, 2010, and of the General Partner since February 2011. Mr. Hwang is a Member and Managing Director of Warburg Pincus LLC and a general partner of Warburg Pincus & Co., where he has been employed since 2004, and became a partner of Warburg Pincus & Co. in 2009. Prior to joining Warburg Pincus, Mr. Hwang worked at GSC Partners, a distressed investment firm, from 2002 until 2004, the M&A group at Goldman Sachs from 1998 to 2000, and the Boston Consulting Group from 1997 to 1998. He is also a director of Competitive Power Ventures and serves on the investment committee of Sheridan Production Partners LLC. Mr. Hwang serves as a director because certain investment funds managed by Warburg Pincus LLC, for whom Mr. Hwang is a managing director and member, control us through their ownership of securities in Targa Resources Corp. Mr. Hwang has significant experience with energy companies and investments and broad familiarity with the industry and related transactions and capital markets activity, which enhance his contributions to the Board of Directors.

Peter R. Kagan has served as a director of the Company since its formation on October 27, 2005, of the General Partner since February 2007 and of TRI between February 2004 and December 16, 2010. Mr. Kagan is a member and Managing Director of Warburg Pincus LLC and a general partner of Warburg Pincus & Co., where he has been employed since 1997 and became a partner of Warburg Pincus & Co. in 2002. He is also a member of Warburg Pincus’ Executive Management Group. He is also a director of Antero Resources Corporation, Broad Oak, Canbriam Energy, Fairfield Energy Limited, Laredo Petroleum and MEG Energy Corp. Mr. Kagan serves as a director because certain investment funds managed by Warburg Pincus LLC, for whom Mr. Kagan is a managing director and member, control us through their ownership of securities in Targa

Resources Corp. Mr. Kagan has significant experience with energy companies and investments and broad familiarity with the industry and related transactions and capital markets activity, which enhance his contributions to the Board of Directors.

Chris Tong has served as a director of the Company since January 2006 and of TRI between January 2006 and December 16, 2010. Mr. Tong is a director of Cloud Peak Energy Inc. and Kosmos Energy Holdings. He served as Senior Vice President and Chief Financial Officer of Noble Energy, Inc. from January 2005 until August 2009. He also served as Senior Vice President and Chief Financial Officer for Magnum Hunter Resources, Inc. from August 1997 until December 2004. Prior thereto, he was Senior Vice President of Finance of Tejas Acadian Holding Company and its subsidiaries, including Tejas Gas Corp., Acadian Gas Corporation and Transok, Inc., all of which were wholly-owned subsidiaries of Tejas Gas Corporation. Mr. Tong held these positions from August 1996 until August 1997, and had served in other treasury positions with Tejas since August 1989. Mr. Tong brings a breadth and depth of experience as a chief financial officer in the energy industry, a financial executive, a director of another public company and member of another audit committee. He brings significant financial, capital markets and energy industry experience to the board and in his position as the Chairman of our Audit Committee.

Ershel C. Redd Jr.  has served as a director of the Company since February 2011. Mr. Redd has served as a consultant in the energy industry since 2008 providing advice to various energy companies and investors regarding their operations, acquisitions and dispositions. Mr. Redd was President and Chief Executive Officer of El Paso Electric Company, a public utility company, from May 2007 until March 2008. Prior to this, Mr. Redd served in various positions with NRG Energy, Inc., a wholesale energy company, including as Executive Vice President — Commercial Operations from October 2002 through July 2006, as President — Western Region from February 2004 through July 2006, and as a director between May 2003 and December 2003. On May 14, 2003, NRG filed for protection under Chapter 11 of the Federal Bankruptcy Code. On November 24, 2003, NRG’s Chapter 11 Plan of Reorganization was confirmed. Mr. Redd served as Vice President of Business Development for Xcel Energy Markets, a unit of Xcel Energy Inc., from 2000 through 2002, and as President and Chief Operating Officer for New Century Energy’s (predecessor to Xcel Energy Inc.) subsidiary, Texas Ohio Gas Company, from 1997 through 2000. Mr. Redd brings to the Company extensive energy industry experience, a vast understanding of varied aspects of the energy industry and experience in corporate performance, marketing and trading of natural gas and natural gas liquids, risk management, finance, acquisitions and divestitures, business development, regulatory relations and strategic planning. His leadership and business experience and deep knowledge of various sectors of the energy industry bring a crucial insight to the Board of Directors.

MEETINGS AND COMMITTEES OF DIRECTORS

Board of Directors

Our Board of Directors consists of seven members. The board reviewed the independence of our directors using the independence standards of the New York Stock Exchange (“NYSE”) and various other factors discussed under “Director Independence,” and, based on this review, determined that Messrs. Crisp, Hwang, Kagan, Redd and Tong are independent within the meaning of the NYSE listing standards currently in effect. The board held six meetings during 2010, and its independent directors met in executive session four times during 2010. During 2010, each of the directors attended at least 75% of the aggregate of the total number of meetings of the board and the total number of meetings of all committees of the board on which that director served.

Our directors are divided into three classes serving staggered three-year terms. Class I, Class II and Class III directors will serve until our annual meetings of stockholders in 2011, 2012 and 2013, respectively. The Class I directors are Messrs. Crisp and Whalen, the Class II directors are Messrs. Redd and Hwang and the Class III directors are Messrs. Kagan, Tong and Joyce. At each annual meeting of stockholders, directors will be elected to succeed the class of directors whose terms have expired. This classification of our Board of Directors could have the effect of increasing the length of time necessary to change the composition of a majority of the Board of Directors. In general, at least two annual meetings of stockholders will be necessary for stockholders to effect a change in a majority of the members of the Board of Directors.

Committees of the Board of Directors

Our Board of Directors has four standing committees — an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and a Conflicts Committee — and may have such other committees as the Board of Directors shall determine from time to time. Each of the standing committees of the Board of Directors has the composition and responsibilities described below.

Audit Committee

The members of our Audit Committee are Messrs. Tong, Redd and Crisp. Mr. Tong is the Chairman of this committee. Our Board of Directors has affirmatively determined that Messrs. Crisp, Redd, and Tong are independent as described in the rules of the NYSE and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board of Directors has also determined that, based upon relevant experience, Mr. Tong is an “audit committee financial expert” as defined in Item 407 of Regulation S-K of the Exchange Act.

This committee oversees, reviews, acts on and reports on various auditing and accounting matters to our Board of Directors, including: the selection of our independent accountants, the scope of our annual audits, fees to be paid to the independent accountants, the performance of our independent accountants and our accounting practices. In addition, the Audit Committee oversees our compliance programs relating to legal and regulatory requirements. We have adopted an Audit Committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and NYSE or market standards that is posted on the Company’s website at www.targaresources.com. The Audit Committee did not meet during 2010. Prior to our initial public offering in December 2010, the Audit Committee of our subsidiary, TRI Resources Inc., oversaw our consolidated group’s auditing and accounting matters.

Compensation Committee

The members of our Compensation Committee are Messrs. Kagan, Crisp and Hwang. Mr. Crisp is the Chairman of this committee. This committee establishes salaries, incentives and other forms of compensation for officers and other employees. Our Compensation Committee also administers our incentive compensation and benefit plans. We have adopted a Compensation Committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and NYSE or market standards that is posted on the Company’s website at www.targaresources.com. The Compensation Committee held four meetings during 2010.

Nominating and Governance Committee

The members of our Nominating and Governance Committee are Messrs. Kagan, Redd and Tong. Mr. Kagan is the Chairman of this committee. This committee identifies, evaluates and recommends qualified nominees to serve on our Board of Directors, develops and oversees our internal corporate governance processes and maintains a management succession plan. We have adopted a Nominating and Governance Committee charter defining the committee’s primary duties in a manner consistent with the rules of the SEC and NYSE or market standards that is posted on the Company’s website at www.targaresources.com. The Nominating and Governance Committee did not meet during 2010.

In evaluating the director candidates, the Nominating and Governance Committee assesses whether a candidate possesses the integrity, judgment, knowledge, experience, skills and expertise that are likely to enhance the board’s ability to manage and direct the affairs and business of the Company, including, when applicable, to enhance the ability of committees of the board to fulfill their duties.

Conflicts Committee

The members of our Conflicts Committee are Messrs. Crisp, Redd and Tong. Mr. Tong is the Chairman of this committee. This Committee reviews matters of potential conflicts of interest, as directed by our Board of Directors. We adopted a Conflicts Committee charter defining the committee’s primary duties that is posted on the Company’s website at www.targaresources.com. The Conflicts Committee did not meet during 2010.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and Analysis

The following discussion and analysis contains statements regarding our and our executive officers’ future performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance.

Overview

Prior to our initial public offering (the “IPO”) in December 2010, under the terms of our Amended and Restated Stockholders’ Agreement, as amended (the “Stockholders’ Agreement”), that was in effect until the closing of the IPO , compensatory arrangements with our executive officers identified in the Summary Compensation Table (“named executive officers”) were required to be submitted to a vote of our stockholders unless such arrangements were approved by the Compensation Committee (the “Compensation Committee”) of our Board of Directors. As such, the Compensation Committee was responsible for overseeing the development of an executive compensation philosophy, strategy, framework and individual compensation elements for our named executive officers that were based on our business priorities.

The Stockholders’ Agreement terminated upon completion of the IPO. Compensatory arrangements with our named executive officers remain the responsibility of our Compensation Committee.

The following Compensation Discussion and Analysis describes the material elements of compensation for our named executive officers as determined by the Compensation Committee.

Compensation Philosophy

The Compensation Committee believes that total compensation of executives should be competitive with the market in which we compete for executive talent which encompasses not only midstream natural gas companies, but also other energy industry companies as described in “The Role of Peer Groups and Benchmarking” below. The following compensation objectives guide the Compensation Committee in its deliberations about executive compensation matters:

•	provide a competitive total compensation program that enables us to attract and retain key executives;

•	ensure an alignment between our strategic and financial performance and the total compensation received by our named executive officers;

•	provide compensation for performance that reflects individual and company performance both in absolute terms and relative to our peer group;

•	ensure a balance between short-term and long-term compensation while emphasizing at-risk or variable, compensation as a valuable means of supporting our strategic goals and aligning the interests of our named executive officers with those of our shareholders; and

•	ensure that our total compensation program supports our business objectives and priorities.

Consistent with this philosophy and compensation objectives, we do not pay for perquisites for any of our named executive officers, other than parking subsidies.

The Role of Peer Groups and Benchmarking

Our Chief Executive Officer (the “CEO”), President and President — Finance and Administration (collectively, “Senior Management”) review compensation practices at peer companies, as well as broader industry compensation practices, at a general level and by individual position to ensure that our total compensation is reasonably comparable to industry practice and meets our compensation objectives. In addition, when evaluating compensation levels for each named executive officer, the Compensation Committee reviews publicly available compensation data for executives in our peer group, compensation surveys and compensation levels for each named executive officer with respect to their roles and levels of responsibility, accountability and decision-making authority. Although Senior Management and the Compensation Committee consider compensation data from other companies, they do not attempt to set compensation components to meet specific benchmarks, such as salaries “above the median” or total compensation “at the 50th percentile.” The peer company data that is reviewed by Senior Management and the Compensation Committee is simply one factor out of many that is used in connection with the establishment of the compensation for our officers. The other factors considered by Senior Management and the Compensation Committee include, but are not limited to, (i) available compensation data about rankings and comparisons, (ii) effort and accomplishment on a group basis, (iii) challenges faced and challenges overcome, (iv) unique skills, (v) contribution to the management team and (vi) the perception of both the Board of Directors and the Compensation Committee of performance relative to expectations, actual market/business conditions and peer company performance. All of these factors, including peer company data, are utilized in a subjective assessment of each year’s decisions relating to annual cash incentives, long-term incentives and base compensation changes with a view towards total compensation and pay-for-performance.

As part of the annual review process conducted in 2009 for 2010 compensation, Senior Management identified peer companies in the midstream energy industry and reviewed compensation information filed by the peer companies with the SEC. The peer group reviewed by Senior Management and the Compensation Committee for 2010 consisted of the following companies: Atlas Pipeline Partners, L.P., Copano Energy L.L.C., Crosstex Energy, L.P., DCP Midstream Partners LP, Enbridge Energy Partners LP, Energy Transfer Partners, LP, Magellan Midstream Partners LP, MarkWest Energy Partners, LP, Martin Midstream Partners, NuStar Energy, ONEOK Partners, LP, Plains All American Pipeline Partners, LP, Regency Energy Partners LP, TEPPCO Partners and Williams Partners LP. During the second quarter of 2010, following its initial review relating to 2010 compensation, the Compensation Committee engaged BDO USA, LLP (“BDO”), a compensation consultant, to conduct a new review of executive and key employee compensation to help it assure that compensation goals were being met and that the most recent trends in compensation were appropriately considered. In this additional review process, the peer companies were reassessed to determine whether the peer groups for long-term cash incentive awards (performance units) and for compensation comparison and analysis remained appropriate and adequately reflected the market for executive talent. As a result, the peer group used for long-term cash incentive awards and for compensation comparison was expanded and weighted to include energy companies other than midstream master limited partnerships (“MLPs”) to better reflect the market for executive talent in the energy industry. Because many companies in the expanded peer group are larger than the Company as measured by market capitalization and total assets, with the assistance of BDO, compensation data for the peer companies was analyzed using multiple regression analysis to develop a prediction of the total compensation that peer companies of comparable size to the Company would offer similarly-situated executives. This regressed data was then weighted as follows to develop a reference point for judging the adequacy of executive pay at the Company: MLPs (given a 70% weighting), exploration and production companies (“E&Ps”) (given a 15% weighting) and utility companies (given a 15% weighting). The peer group companies in each of the three categories are:

•	MLP peer companies: Atlas Pipeline Partners, L.P., Copano Energy, L.L.C., Crosstex Energy, LP, DCP Midstream Partners, LP, Enbridge Energy Partners LP, Energy Transfer Partners, LP, Enterprise Products Partners LP, Magellan Midstream Partners, LP, MarkWest Energy Partners, LP, NuStar Energy LP, ONEOK Partners, LP, Regency Energy Partners LP and Williams Partners LP

•	E&P peer companies: Cabot Oil & Gas Corp., Cimarex Energy Co., Denbury Resources Inc., EOG Resources Inc., Murphy Oil Corp., Newfield Exploration Co., Noble Energy Inc., Penn Virginia Corp., Petrohawk Energy Corp., Pioneer Natural Resources Co., Southwestern Energy Co. and Ultra Petroleum Corp.

•	Utility peer companies: Centerpoint Energy Inc., El Paso Corp., Enbridge Inc., EQT Corp., National Fuel Gas Co., NiSource Inc., ONEOK Inc., Questar Corp., Sempra Energy, Spectra Energy Co., Southern Union Co. and Williams Companies Inc.

Senior Management and the Compensation Committee review our compensation practices and performance against peer companies on at least an annual basis.

Role of Senior Management in Establishing Compensation for Named Executive Officers

Typically, Senior Management consults with BDO, the compensation consultant engaged by the Compensation Committee, and reviews market data to determine relevant compensation levels and compensation program elements. Based on these consultations and a review of publicly available information for the peer group, Senior Management submits emerging conclusions and later a proposal to the Chairman of the Compensation Committee. The proposal includes a recommendation of base salary, annual bonus and any new long-term compensation to be paid or awarded to executive officers and employees. The Chairman of the Compensation Committee reviews and discusses the proposal with Senior Management and the consultant and may discuss it with the other members of the Compensation Committee, other board members, or the full boards of the Company and Targa Resources GP LLC and may request that Senior Management provide him with additional information or reconsider their proposal. The resulting recommendation is then submitted to the Compensation Committee for consideration, which also meets separately with the compensation consultant. The final compensation decisions are reported to the Board.

The Compensation Committee may delegate the approval of award grants and other transactions and responsibilities regarding the administration of compensatory programs to the Chairman of the Board of Directors or the Chief Executive Officer, provided that such administration and approval of awards does not apply for our Section 16 officers. Further, our Senior Management has no other role in determining compensation for our named executive officers, but our executive officers are delegated the authority and responsibility to determine the compensation for all other employees.

Elements of Compensation for Named Executive Officers

Our compensation philosophy for executive officers emphasizes our executives having a significant long-term equity stake. For this reason, in connection with TRI Resources Inc.’s formation in 2004 and with our acquisition of Dynegy Midstream Services, Limited Partnership from Dynegy, Inc. in 2005, the named executive officers were granted restricted stock and options to purchase restricted stock to attract, motivate and retain our executive team. In connection with the IPO, the named executive officers were granted additional shares of bonus stock as an additional recognition for past performance and positioning to this point in time and restricted stock as one-time retention and incentive awards in connection with our transition from a private to a public company. Both of these equity awards align our executive officers interests with those of stockholders. Our executive officers have also invested a significant portion of their personal investable assets in our equity and have made significant investments in the equity of the Partnership. With these equity interests as context, elements of compensation for our named executive officers are the following: (i) annual base salary; (ii) discretionary annual cash awards; (iii) performance awards under our long-term incentive plan, (iv) awards under our new stock incentive plan; (v) contributions under our 401(k) and profit sharing plan; and (vi) participation in our health and welfare plans on the same basis as all of our other employees.

Base Salary.  The base salaries for our named executive officers are set and reviewed annually by the Compensation Committee. The salaries are intended to provide fixed compensation based on historical salaries paid to our named executive officers for services rendered to us, market data on compensation paid to similarly situated executives and responsibilities and performance of our named executive officers.

Annual Cash Incentives.  The discretionary annual cash awards available to our named executive officers provide an opportunity to supplement the annual base salary of our named executive officers so that, on a combined basis, the annual cash compensation opportunity for our named executive officers yields competitive cash compensation levels and drives performance in support of our business strategies. It is our general policy to pay these awards prior to the end of the first quarter of the fiscal year following the fiscal year to which they related. The payment of individual cash bonuses to executive management, including our named executive officers, is subject to the sole discretion of the Compensation Committee.

The discretionary annual cash awards are designed to reward our employees for contributions towards our achievement of financial and operational business priorities (including business priorities of the Partnership) approved by the Compensation Committee and to aid us in retaining and motivating employees. These priorities are not objective in nature — they are subjective and performance in regard to these priorities is ultimately evaluated by the Compensation Committee in its sole discretion. The approach taken by the Compensation Committee in reviewing performance against the priorities is along the lines of grading a multi-faceted essay rather than a simple true/false exam. As such, success does not depend on achieving a particular target; rather, success is determined based on past norms, expectations and unanticipated obstacles or opportunities that arise. For example, hurricanes and deteriorating market conditions may alter the priorities initially established by the Compensation Committee such that certain performance that would otherwise be deemed a negative may, in context, be a positive result. This subjectivity allows the Compensation Committee to account for the full industry and economic context of our actual performance or that of our personnel. The Compensation Committee considers all strategic priorities and reviews performance against the priorities but does not assign specific weightings to the strategic priorities in advance.

Under plans to pay a discretionary annual cash award that have been adopted and may be adopted in subsequent years, funding of a discretionary cash bonus pool is expected to be recommended by our Senior Management and approved by the Compensation Committee annually based on our achievement of certain strategic, financial and operational objectives. Such plans are and will be approved by the Compensation Committee, which considers certain recommendations by our Senior Management. Near or following the end of each year, Senior Management recommends to the Compensation Committee the total amount of cash to be allocated to the bonus pool based upon our overall performance relative to these objectives. Upon receipt of our Senior Management’s recommendation, the Compensation Committee, in its sole discretion, determines the total amount of cash to be allocated to the bonus pool. Additionally, the Compensation Committee, in its sole discretion, determines the amount of the cash bonus award to each of our executive officers, including the CEO. The executive officers determine the amount of the cash bonus pool to be allocated to our departments, groups and employees (other than our executive officers) based on performance and on the recommendation of their supervisors, managers and line officers.

Stock Option Grants.  Under our 2005 Stock Incentive Plan, as amended (the “2005 Incentive Plan”), incentive stock options and non-incentive stock options to purchase, in the aggregate, up to 2,536,969 shares of our restricted stock may be granted to our employees, directors and consultants. No option awards have been granted to the named executive officers since 2005 under the 2005 Incentive Plan and option awards that were previously granted to our named executive officers under the 2005 Incentive Plan and that were outstanding upon the closing of the IPO were surrendered and cancelled. We will no longer make grants under the 2005 Incentive Plan.

Restricted Stock Grants.  Under the 2005 Incentive Plan, up to 3,586,236 shares of our restricted stock may be granted to our employees, directors and consultants. No restricted stock awards have been granted to the named executive officers under the 2005 Stock Incentive Plan since 2005. We will no longer make grants under the 2005 Incentive Plan.

New Incentive Plan.  In connection with the IPO, we adopted the 2010 Stock Incentive Plan (the “2010 Incentive Plan”) under which we may grant to the named executive officers, other key employees, consultants and directors certain awards, including restricted stock and performance awards. The 2010 Incentive Plan provides for discretionary grants of the following types of awards: (a) incentive stock options qualified as such under U.S. federal income tax laws, (b) stock options that do not qualify as incentive stock options, (c) phantom stock awards, (d) restricted stock awards, (e) performance awards, (f) bonus stock awards, or (g) any combination of such awards. The maximum aggregate number of shares of our common stock that may be granted in connection with awards under the 2010 Incentive Plan is 5 million, of which approximately 1.9 million shares were awarded in connection with our IPO. A restricted stock award is a grant of shares of common stock subject to a risk of forfeiture, restrictions on transferability, and any other restrictions imposed by the Compensation Committee in its discretion. Except as otherwise provided under the terms of the 2010 Incentive Plan or an award agreement, the holder of a restricted stock award may have rights as a stockholder, including the right to vote or to receive dividends (subject to any mandatory reinvestment or other requirements imposed by the Compensation Committee). A restricted stock award that is subject to forfeiture restrictions may be forfeited and reacquired by us upon termination of employment or services. Common stock distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, may be subject to the same restrictions and risk of forfeiture as the restricted stock with respect to which the distribution was made. Bonus stock awards under the 2010 Incentive Plan are awards of our common stock. These awards are granted on such terms and conditions and at such purchase price (if any) determined by the Compensation Committee and need not be subject to performance criteria, objectives, or forfeiture. Additional details relating to shares of restricted stock and bonus stock granted under the 2010 Incentive Plan are included below under “— Application of Compensation Elements — Equity Ownership” and “— Executive Compensation Tables — Outstanding Equity Awards at 2010 Fiscal Year-End.”

LTIP Awards.  We may grant to the named executive officers and other key employees performance unit awards linked to the performance of the Partnership’s common units, with the amounts vesting under such awards dependent on the Partnership’s performance compared to a peer-group consisting of the Partnership and 12 other publicly traded partnerships. These awards, which may be settled in cash or equity, are designed to further align the interests of the named executive officers and other key employees with those of the Partnership’s equity holders. Additional details relating to our peer group applicable to LTIP awards payouts are included below under “— Application of Compensation Elements — Long-Term Cash Incentives.”

Retirement Benefits.  We offer eligible employees a Section 401(k) tax-qualified, defined contribution plan (the “401(k) Plan”) to enable employees to save for retirement through a tax-advantaged combination of employee and Company contributions and to provide employees the opportunity to directly manage their retirement plan assets through a variety of investment options. Our employees, including our named executive officers, are eligible to participate in our 401(k) Plan and may elect to defer up to 30% of their annual compensation on a pre-tax basis and have it contributed to the plan, subject to certain limitations under the Internal Revenue Code of 1986, as amended (the “Code”). In addition, we make the following contributions to the 401(k) Plan for the benefit of our employees, including our named executive officers: (i) 3% of the employee’s eligible compensation; and (ii) an amount equal to the employee’s contributions to the 401(k) Plan up to 5% of the employee’s eligible compensation. We may also make discretionary contributions to the 401(k) Plan for the benefit of employees depending on our performance.

Health and Welfare Benefits.  All full-time employees, including our named executive officers, may participate in our health and welfare benefit programs, including medical, health, life insurance and dental coverage and disability insurance.

Perquisites.  We believe that the elements of executive compensation should be tied directly or indirectly to the actual performance of the Company. It is the Compensation Committee’s policy not to pay for perquisites for any of our named executive officers, other than parking subsidies.

Relation of Compensation Elements to Compensation Philosophy

Our named executive officers, other executives and Section 16 officers and directors, through a combination of personal investment and equity grants, own approximately 13.9% of our fully diluted equity. Based on our named executive officers’ ownership interests in us and their direct ownership of the Partnership’s common units, they own, directly and indirectly, approximately 0.4% of the Partnership’s limited partner interests. The Compensation Committee believes that the elements of its compensation program fit the established overall compensation objectives in the context of management’s substantial ownership of our equity, which allows us to provide competitive compensation opportunities to align and drive the performance of the named executive officers in support of our and the Partnership’s business strategies and to attract, motivate and retain high quality talent with the skills and competencies required by us and the Partnership.

Application of Compensation Elements

Equity Ownership.  Historically, we have used both stock options and restricted stock to compensate our employees, including our named executive officers. Based on recommendations by our compensation consultant after completing the second quarter compensation review, we currently expect awards under our incentive plans to consist primarily of restricted stock, restricted units and performance based awards of restricted stock or units or cash-settled performance units rather than stock options or unit options. In connection with the IPO, our employees, including the named executive officers, were granted an aggregate of approximately 1.9 million shares of restricted stock and bonus stock under the 2010 Incentive Plan. Of these initial awards, our named executive officers were granted shares of restricted stock and bonus stock as follows: (i) with respect to restricted stock: Mr. Joyce — 121,125 shares; Mr. Perkins — 67,980 shares; Mr. Whalen — 67,980 shares; Mr. Heim — 60,885 shares; Mr. McParland — 56,100 shares; and Mr. Meloy — 22,425 shares and (ii) with respect to bonus stock: Mr. Joyce — 122,439 shares; Mr. Perkins — 106,200 shares; Mr. Whalen — 106,200 shares; Mr. Heim — 61,825 shares; and Mr. McParland — 87,642 shares. The restricted stock awards have vesting restrictions. The restricted stock awards ((i) above) to executive officers and other key employees were made based upon the recommendation of BDO using market-based precedent and market-based amounts to provide a one-time retention and incentive award in connection with our transition from a private to a public company. The awards to the executive officers were established using a market-based multiple of 3X annual target long-term incentive compensation for each individual. BDO concluded that at the proposed 3X annual target long-term incentive level, the awards for executive management were of lesser value than grants awarded to senior executives in connection with other recent industry transactions over the last three years and that the value of the overall program available to executive officers would fall in a range between the 50th and 75th percentile of the expanded peer group over the next three years. The comparable transactions included the merger of MarkWest Hydrocarbons with MarkWest Energy Partners, L.P., the acquisition of the controlling interest of Buckeye GP Holding by BGHGP Holdings, LLC, the merger of Inergy L.P. and Inergy LP Holdings, the acquisition of Genesis Energy’s general partner from Denbury Resources by Quintana Energy Investor Group and transactions involving Precision Drilling, Apache, RRI Energy, Approach Resources, Concho Resources, Encore Energy Partners, and Vanguard Natural Resources. The bonus stock awards ((ii) above) were fully vested on the date of grant. Both of these awards are intended to align the interests of key employees (including our named executive officers) with those of our stockholders. Therefore, participants (including our named executive officers) did not pay any consideration for the common stock they received with respect to these awards, and we did not receive any cash remuneration for the common stock delivered with respect to these awards. Partially as a result of the overall award structure, our named executive officers, as well as all other holders, of outstanding out-of-the-money options that were granted under the 2005 Incentive Plan cancelled those options.

The Compensation Committee also made cash bonus awards to our executive officers, including our named executive officers, in connection with the IPO in the aggregate amount of $3 million. After the internal reallocation described below, the cash awards to our named executive officers were as follows: Mr. Heim — $732,000.

The bonus stock awards and the cash bonus awards were granted to the seven-person executive management team to provide (i) a higher “carry” of their equity interests and (ii) additional discretionary compensation, in each case in recognition of our executive management team’s efforts in bringing us to this point in our successful history. The initial allocation among the seven persons of the bonus stock awards and $3 million cash bonus awarded to the executive team was initially based on the relative current base compensation of each individual. Our Board of Directors and the Compensation Committee allowed a voluntary reallocation of equity for cash among the members of the executive management group to accommodate individual preferences. The named executive officers, other than Mr. Heim, elected to exchange their portion of the cash bonus for additional equity and Mr. Heim and our two other executive officers elected to exchange some of their equity for larger shares of the cash bonus. The final allocation for the named executive officers is shown above. The amounts of restricted stock, bonus stock and cash bonus awards were determined pursuant to our compensation philosophy and the compensation review discussed above.

Base Salary.  In 2010, base salaries for our named executive officers were established based on historical levels for these officers, taking into consideration officer salaries in our peer group and the value of the total compensation opportunities available to our executive officers including the long-term equity component of our compensation program. As described above, the second quarter compensation review indicated that the compensation for our named executive officers was not consistent with compensation paid at MLP peer companies or with our expanded peer group generally when the data is adjusted for company size. In order to begin closing this gap in compensation, the Compensation Committee authorized the following increased base salaries for our named executive officers effective July 1, 2010.

Rene R. Joyce	$475,000
Jeffrey J. McParland	340,000
Joe Bob Perkins	412,000
James W. Whalen	412,000
Michael A. Heim	369,000
Matthew J. Meloy	207,500

Annual Cash Incentives.  The Compensation Committee approved our 2010 Annual Incentive Plan (the “Bonus Plan”) in February 2010 with the following nine key business priorities to be considered when making awards under the Bonus Plan: (i) continue to control all operating, capital and general and administrative costs, (ii) invest in our businesses primarily within existing cash flow, (iii) continue priority emphasis and strong performance relative to a safe workplace, (iv) reinforce business philosophy and mindset that promotes environmental and regulatory compliance, (v) continue to tightly manage the Downstream Business’ inventory exposure, (vi) execute on major capital and development projects, such as finalizing negotiations, completing projects on time and on budget, and optimizing economics and capital funding, (vii) pursue selected opportunities, including new shale play gathering and processing build-outs, other fee-based capex projects and potential purchases of strategic assets, (viii) pursue commercial and financial approaches to achieve maximum value and manage risks, and (ix) execute on all business dimensions, including the financial business plan. The Compensation Committee also established the following overall threshold, target and maximum levels for the Company’s bonus pool: 50% of the cash bonus pool for the threshold level; 100% for the target level and 200% for the maximum level. The CEO and the Compensation Committee relied on compensation consultants and market data from peer company and broader industry compensation practices to establish the threshold, target and maximum percentage levels, which are generally consistent with peer company and broader energy compensation practices. The cash bonus pool target amount is determined by summing, on an employee by employee basis, the product of base salaries and market-based target bonus percentages. The CEO and the Compensation Committee arrive at the total amount of cash to be allocated to the cash bonus pool by multiplying percentage of target awarded by the Compensation Committee by the total target cash bonus pool. The funding of the cash bonus pool and the payment of individual cash bonuses to executive management, including our named executive officers, are subject to the sole discretion of the Compensation Committee.

In February 2011, the Compensation Committee approved a cash bonus pool equal to 180% of the target level for the employee group, including our named executive officers, under the Bonus Plan for performance during 2010 in recognition of outstanding efforts and organizational performance. The Compensation Committee determined to pay these above target level bonuses because it considered overall performance, including organizational performance, to have substantially exceeded expectations in 2010 based on the nine key business priorities it established for 2010. The Compensation Committee considered or subjectively evaluated (rather than measured) organizational performance by reviewing the apparent overall performance of our personnel with respect to the initial and subsequent business priorities relative to both the overall and management-specific performance expectations of the Compensation Committee, each on an absolute level and relative to the Compensation Committee’s sense of peer performance. This subjective assessment that performance substantially exceeded expectations was based on a qualitative evaluation rather than a mechanical, quantitative determination of results across each of the key business priorities. Aspects of performance important to this qualitative determination included (i) continued focus on cost control, including the completion of capital projects typically below budget, (ii) strong success investing in our businesses, (iii) proactive efforts to enhance safety and compliance with environmental and regulatory requirements, (iv) disciplined management of NGL inventory levels and related commodity price exposure, (v) success on transactions including project economics and project management, (vi) pursuing multiple opportunities to expand our downstream position and to add fee-based business, (vii) innovation in new gathering and processing commercial transactions and in securing significant volume guarantees in downstream contracting, (viii) exceeding the financial business plan, (ix) resolution of certain significant disputes and (x) completion of the dropdown of our businesses to the Partnership and clarification of strategic direction for our investors. This subjective evaluation that performance had substantially exceeded expectations occurred with the background and ongoing context of detailed board and committee refinements of the 2010 business priorities both before the beginning of and during the year, continued board and committee discussion and active dialogue with management about priorities in subsequent board and committee meetings, and further board and committee discussion of performance relative to expectations following the end of 2010. The extensive business and board experience of the Compensation Committee and of our Board of Directors provide the perspective to make this subjective assessment in a qualitative manner and to evaluate management performance overall and the performance of the executive officers. The executive officers received the following bonus awards, which are equivalent to the same average percentage of target as the Company bonus pool:

Rene R. Joyce	$855,000
Jeffrey J. McParland	489,600
Joe Bob Perkins	593,280
James W. Whalen	593,280
Michael A. Heim	531,360
Matthew J. Meloy	224,100

In addition to the cash bonus awards approved under the Bonus Plan, in February 2011, the Compensation Committee approved an aggregate cash bonus pool of $1.5 million for our executive officers and two other employees in recognition of their role in extraordinary execution of the business priorities, completion of drop downs to the Partnership and clarification of our strategic direction in 2010.

Long-term Cash Incentives.  In January 2008 and 2009, we granted our executive officers cash-settled performance unit awards linked to the performance of the Partnership’s common units that will vest in June of 2011 and 2012, with the amounts vesting under such awards dependent on the Partnership’s performance compared to a peer-group consisting of the Partnership and 12 other publicly traded partnerships. The peer group companies for 2008 and 2009 were Energy Transfer Partners, ONEOK Partners, Copano, DCP Midstream, Regency Energy Partners, Plains All American Pipeline, MarkWest Energy Partners, Williams Energy Partners, Magellan Midstream, Martin Midstream, Enbridge Energy Partners, Crosstex and Targa Resources Partners LP. The Compensation Committee has the ability to modify the peer-group in the event a peer company is no longer determined to be one of the Partnership’s peers. The cash settlement value of these performance unit awards will be the sum of the value of an equivalent Partnership common unit at the time of vesting plus associated distributions over the three year period multiplied by a performance vesting percentage which may be zero or range from 50% to 100%. This cash settlement value may be higher or lower than the Partnership common unit price at the time of the grant. If the Partnership’s performance equals or exceeds the performance for the median of the group, 100% of the award will vest. If the Partnership ranks tenth in the group, 50% of the award will vest, between tenth and seventh, 50% to 100% will vest based on an interpolated basis, and for a performance ranking lower than tenth, no amounts will vest. In January 2008, our named executive officers, who are also executive officers of the General Partner, received awards of performance units as follows: 4,000 performance units to Mr. Joyce, 2,700 performance units to Mr. McParland, 3,500 performance units to Mr. Perkins, 3,500 performance units to Mr. Whalen and 3,500 performance units to Mr. Heim. In August 2008, Mr. Meloy received an award of 1,500 performance units. In January 2009, the named executive officers received awards of performance units as follows: 34,000 performance units to Mr. Joyce, 15,500 performance units to Mr. McParland, 20,800 performance units to Mr. Perkins and 20,800 performance units to Mr. Heim. In August 2009, Mr. Meloy received an award of 7,500 performance units.

In addition to the January 2009 grants, in December 2009, our executive officers were awarded performance units under our long-term incentive plan for the 2010 compensation cycle that will vest in June 2013 as follows: 18,025 performance units to Mr. Joyce, 13,464 performance units to Mr. Whalen, 9,350 performance units to Mr. McParland, 13,860 performance units to Mr. Perkins and 9,894 performance units to Mr. Heim. In August 2010, Mr. Meloy received an award of 4,000 performance units. The cash settlement value of these performance unit awards will be the sum of the value of an equivalent Partnership common unit at the time of vesting plus associated distributions over the three year period multiplied by a performance vesting percentage which may be zero or range from 25% to 150%. This cash settlement value may be higher or lower than the Partnership common unit price at the time of the grant. If the Partnership’s performance equals or exceeds the performance for the 25th percentile of the group but is less than or equal to the 50th percentile of the group, then 25% to 100% of the award will vest. If the Partnership’s performance equals or exceeds the performance for the 50th percentile of the group but is less than or equal to the 75th percentile of the group, then 100% to 150% of the award will vest. The vesting between the 25th percentile and the 50th percentile will be done on an interpolated basis between 25% and 100% and the vesting between the 50th percentile and 75th percentile will be done on an interpolated basis between 100% and 150%. If the Partnership’s performance is above the performance of the 75th percentile of the group, the performance percentage will be 150% of the award. If the Partnership’s performance is below the performance of the 25th percentile of the group, the performance percentage will be zero. The performance period for these performance unit awards began on June 30, 2010 and ends on the third anniversary of such date.

Set forth below is the “performance for the median” of the peer group for each of the 2008, 2009 and 2010 grants and a comparison of the Partnership’s performance to the peer group as of December 31, 2010:

	Performance(1)
Grant	Peer Group Median	Partnership	Partnership Position(2)

2008	43.5%	74.6%	1 of 13
2009 (January grants)	59.4%	100.6%	1 of 13
2009 (December grants)	16.8%	34.3%	100th percentile
2010	16.8%	34.3%	100th percentile

(1)	Total return measured by (i) subtracting the average closing price per share/unit for the first ten trading days of the performance period (the “Beginning Price”) from the sum of (a) the average closing price per share/unit for the last ten trading days ending on the date that is 15 days prior to the end of the performance period plus (b) the aggregate amount of dividends/distributions paid with respect to a share/unit during such period (the result being referred to as the “Value Increase”) and (ii) dividing the Value Increase by the Beginning Price. The performance period for the 2008 and January 2009 awards begins on June 30, 2008 and June 30, 2009 while the December 2009 and 2010 awards begins on June 30, 2010, and all awards end on the third anniversary of such dates.

(2)	The Partnership’s position for the December 2009 and the 2010 grants is measured by the Partnership’s placement in a particular quartile rather than its specific rank against the peer group.

Health and Welfare Benefits.  For 2010, our named executive officers participated in our health and welfare benefit programs, including medical, health, life insurance, dental coverage and disability insurance, on the same basis as all of our other employees.

Perquisites.  Consistent with our compensation philosophy, we did not pay for perquisites for any of our named executive officers during 2010, other than parking subsidies.

Changes for 2011

Base Salary.  The 2010 increase in base pay for the key employees closed only approximately one-half of the gap in executive compensation highlighted by the review referred to above under “— The Role of Peer Groups and Benchmarking. In order to begin closing this remaining gap in compensation, the Compensation Committee authorized, and executive management will implement, the following increased base salaries for our named executive officers effective April 1, 2011:

Rene R. Joyce	$547,000
Jeffrey J. McParland	389,000
Joe Bob Perkins	468,000
James W. Whalen	468,000
Michael A. Heim	415,000
Matthew J. Meloy	235,000

With this move in base salaries, the gap will be reduced by approximately one-half.

Annual Cash Incentives.  In light of recent economic and financial events, Senior Management developed and proposed a set of strategic priorities to the Compensation Committee. In February 2011, the Compensation Committee approved our 2011 Annual Incentive Compensation Plan (the “2011 Bonus Plan”), the cash bonus plan for performance during 2011, and established the following eight key business priorities: (i) continue to control all operating, capital and general and administrative costs, (ii) invest in our businesses, (iii) continue priority emphasis and strong performance relative to a safe workplace, (iv) reinforce business philosophy and mindset that promotes compliance with all aspects of our business including environmental and regulatory compliance, (v) continue to manage tightly credit, inventory, interest rate and commodity price exposures, (vi) execute on major capital and development projects, such as finalizing negotiations, completing projects on time and on budget, and optimizing economics and capital funding, (vii) pursue selected growth opportunities, including new gathering and processing build-outs leveraging our NGL logistics platform for development projects, other fee-based capex projects and potential purchases of strategic assets and (viii) execute on all business dimensions to maximize value and manage risks. The Compensation Committee also established the following overall threshold, target and maximum levels for the Company’s bonus pool: 50% of the cash bonus pool for the threshold level; 100% for the target level and 200% for the maximum level. As with the Bonus Plan, funding of the cash bonus pool and the payment of individual cash bonuses to executive management, including our named executive officers, are subject to the sole discretion of the Compensation Committee. The market-based base salary bonus percentages for the named executive officers used in determining the annual cash incentives were increased in connection with the increases in base salary in 2010.

Long-term Incentives.  On February 14, 2011, our named executive officers were awarded restricted common stock of the Company under our stock incentive plan for the 2011 compensation cycle that will vest in three years from the grant date as follows: 7,690 shares to Mr. Joyce, 4,250 shares to Mr. Perkins, 4,250 shares to Mr. Whalen, 3,770 shares to Mr. Heim, 3,540 shares to Mr. McParland, and 1,260 shares to Mr. Meloy.

On February 17, 2011, our named executive officers were awarded equity-settled performance units under the Partnership’s long-term incentive plan for the 2011 compensation cycle that will vest in June 2014 as follows: 21,110 performance units to Mr. Joyce, 11,690 performance units to Mr. Perkins, 11,690 performance units to Mr. Whalen, 10,360 performance units to Mr. Heim, 9,710 performance units to Mr. McParland, and 3,470 performance units to Mr. Meloy. The settlement value of these performance unit awards will be determined using the formula adopted for the performance unit awards granted in December 2009.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee has been at any time an employee of ours. None of our executive officers served on the Board of Directors or Compensation Committee of a company that has an executive officer that served on our board or Compensation Committee. No member of our board is an executive officer of a company in which one of our executive officers serves as a member of the Board of Directors or Compensation Committee of that company.

Messrs. Kagan and Joung, both of whom were members of our Compensation Committee during 2010, were affiliates of Warburg Pincus during 2010. Mr. Joung resigned from our Compensation Committee in February 2011. Messrs. Kagan and Joung were directors of Broad Oak during 2010, from whom we bought natural gas and NGL products and in which affiliates of Warburg Pincus own a controlling interest. Messrs. Kagan and Joung are party to indemnification agreements with us. Warburg Pincus was a party to the Stockholders Agreement and is a party to the Registration Rights Agreement with us. The Stockholders Agreement was terminated in connection with the IPO. Mr. Kagan was also a director of Antero Resources Corporation (“Antero”) during 2010, from whom we bought natural gas and NGL products and in which affiliates of Warburg Pincus own a controlling interest. Please read “Transactions With Related Persons” for a description of these transactions.

Compensation Committee Report

Messrs. Crisp, Hwang and Kagan are the current members of our Compensation Committee. In 2010, the members of the Compensation Committee were Messrs. Crisp, Kagan and Joung. In fulfilling its oversight responsibilities, the Compensation Committee has reviewed and discussed with management the compensation discussion and analysis contained in our Annual Report on Form 10-K for the year ended December 31, 2010 and this proxy statement. Based on these reviews and discussions, the Compensation Committee recommended to our Board of Directors that the compensation discussion and analysis be included in our Annual Report on Form 10-K for the year ended December 31, 2010 and this proxy statement for filing with the SEC.

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filings with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The Compensation Committee

Charles R. Crisp, Chairman	Peter R. Kagan

Executive Compensation Tables

The following Summary Compensation Table sets forth the compensation of our named executive officers for 2010, 2009 and 2008. Additional details regarding the applicable elements of compensation in the Summary Compensation Table are provided in the footnotes following the table.

	Summary Compensation Table for 2010
					Non-Equity
				Stock Awards	Incentive Plan	All Other	Total
Name	Year	Salary	Bonus(2)	($)(3)	Compensation(4)	Compensation(5)	Compensation

Rene R. Joyce	2010	$410,000	$265,067	$5,358,408	$855,000	$22,410	6,910,885
Chief Executive Officer	2009	337,500		1,398,946	510,000	20,187	2,266,633
	2008	322,500		148,400	247,500	19,205	737,605
Jeffrey J. McParland(1)	2010	305,500	189,732	3,162,324	489,600	20,904	4,168,060
President — Finance &	2009	265,000		683,450	400,500	20,061	1,369,011
Administration	2008	253,000		110,170	194,250	19,031	566,451
Joe Bob Perkins	2010	361,250	229,911	3,831,960	593,280	20,448	5,036,849
President	2009	303,750		970,109	459,000	20,129	1,752,988
	2008	290,250		129,850	222,750	19,124	661,974
James W. Whalen(1)	2010	356,750		3,831,960	593,280	22,328	4,804,318
Executive Chairman of	2009	297,000		543,150	445,500	19,936	1,305,586
the Board	2008	290,250		129,850	222,750	18,871	661,721
Michael A. Heim	2010	328,000	937,915	2,699,620	531,360	21,776	4,518,671
Executive Vice President	2009	281,000		810,117	424,500	20,089	1,535,706
and Chief Operating Officer	2008	268,750		129,850	206,250	19,071	623,921
Matthew J. Meloy(1)	2010	195,625		493,350	224,100	19,740	932,815
Senior Vice President, Chief Financial Officer and Treasurer

(1)	Mr. McParland became President, Finance and Administration in December 2010 and previously served as Executive Vice President and Chief Financial Officer. Mr. Whalen became Executive Chairman of the Board of Directors in December 2010 and previously served as President, Finance and Administration. Mr. Meloy was promoted to Senior Vice President and Chief Financial Officer in December 2010. Prior to his promotion, Mr. Meloy served as Vice President — Finance and Treasurer.

(2)	Represents discretionary cash bonuses paid to the named executive officers in recognition of the executive team’s role in extraordinary execution of the business priorities, completion of drop downs to the Partnership and clarification of our strategic direction in 2010. $732,000 of the amount reported for Mr. Heim represents a cash bonus paid in lieu of equity in connection with the IPO. Please see “Executive Compensation and Other Information — Compensation Discussion and Analysis — Application of Compensation Elements — Bonus Stock Awards” and “Executive Compensation and Other Information — Compensation Discussion and Analysis — Application of Compensation Elements — Annual Cash Incentives.”

(3)	Includes bonus stock and restricted stock awards. The restricted stock awards in 2010 to executive officers were made based upon the recommendation of the compensation consultant using market-based precedent and market-based amounts to provide a one-time retention and incentive award in connection with our transition from a private to a public company. Please see “Executive Compensation and Other Information — Compensation Discussion and Analysis — Application of Compensation Elements.” Amounts represent the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 24 to our “Consolidated Financial Statements” beginning on page F-1 of our Annual Report on Form 10-K. Detailed information about the amount recognized for specific awards is reported in the table under “— Grants of Plan-Based Awards” below. The grant date fair value of a common stock award approved on December 6, 2010 and granted on December 10, 2010, assuming vesting will occur, is $22.00.

(4)	Amounts represent awards granted pursuant to our Bonus Plan. See the narrative to the section titled “— Grants of Plan-Based Awards” below for further information regarding these awards.

(5)	For 2010 “All Other Compensation” includes the (i) aggregate value of matching and non-matching contributions to our 401(k) plan and (ii) the dollar value of life insurance coverage provided by the Company.

	401(k) and Profit	Dollar Value of
Name	Sharing Plan	Life Insurance	Total

Rene R. Joyce	$19,600	$2,810	$22,410
Jeffrey J. McParland	19,600	1,304	20,904
Joe Bob Perkins	19,600	848	20,448
James W. Whalen	19,600	2,728	22,328
Michael A. Heim	19,600	2,176	21,776
Matthew J. Meloy	19,600	140	19,740

Grants of Plan Based Awards

The following table and the footnotes thereto provide information regarding grants of plan-based equity and non-equity awards made to the named executive officers during 2010:

	Grants of Plan Based Awards for 2010
						All Other
						Stock Awards:		Grant Date
						Number of		Fair Value of
			Estimated Possible Payouts Under			Shares of		Stock and
		Approval	Non-Equity Incentive Plan Awards(1)			Stocks or		Option
Name	Grant Date	Date	Threshold	Target	2X Target	Units(2)		Awards(3)

Mr. Joyce	N/A		$237,500	$475,000	$950,000
	12/10/10	12/06/10				121,125	(4)	$2,644,750
	12/10/10	12/06/10				122,439	(5)	2,693,658
Mr. McParland	N/A		136,000	272,000	544,000
	12/10/10	12/06/10				56,100	(4)	1,234,200
	12/10/10	12/06/10				87,642	(5)	1,928,124
Mr. Perkins	N/A		164,800	329,600	659,200
	12/10/10	12/06/10				67,980	(4)	1,495,560
	12/10/10	12/06/10				106,200	(5)	2,336,400
Mr. Whalen	N/A		164,800	329,600	659,200
	12/10/10	12/06/10				67,980	(4)	1,495,560
	12/10/10	12/06/10				106,200	(5)	2,336,400
Mr. Heim	N/A		147,600	295,200	590,400
	12/10/10	12/06/10				60,885	(4)	1,339,470
	12/10/10	12/06/10				61,825	(5)	1,360,150
Mr. Meloy	N/A		41,500	83,000	166,000
	12/10/10	12/06/10				22,425	(4)	493,350

(1)	These awards were granted under the Bonus Plan. At the time the Bonus Plan was adopted, the estimated future payouts in the above table under the heading “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” represented the portion of the cash bonus pool available for awards to the named executive officers under the Bonus Plan based on the three performance levels. In February 2011, the Compensation Committee approved a bonus award for the named executive officers equal to 1.8x of the target. See “— Executive Compensation and Other Information — Compensation Discussion and Analysis — Application of Compensation Elements — Annual Cash Incentives.”

(2)	These common stock awards were granted under our 2010 Incentive Plan. The stock awards to executive officers were made based upon the recommendation of the compensation consultant using market-based precedent and market-based amounts to provide a one-time retention and incentive award in connection with our transition from a private to a public company.

(3)	The dollar amounts shown for the common stock awards approved on December 6, 2010 and granted on December 10, 2010 are determined by multiplying the shares reported in the table by $22.00 (the grant date fair value of awards computed in accordance with FASB ASC Topic 718).

(4)	Restricted stock awards.

(5)	Bonus stock awards.

Narrative Disclosure to Summary Compensation Table and Grants of Plan Based Awards Table

A discussion of 2010 salaries, bonuses, incentive plans and awards is included in “— Executive Compensation and Other Information — Compensation Discussion and Analysis.”

2010 Stock Incentive Plan

Restricted Stock Awards.  Subject to the terms of the applicable restricted stock agreement, restricted stock granted under the 2010 Incentive Plan during 2010 has a vesting period of two years from the date of grant (with respect to 60% of the shares awarded) and three years from the date of grant (with respect to 40% of the shares awarded). The named executive officers have all of the rights of a stockholder of the Company with respect to the restricted stock granted in 2010 including, without limitation, voting rights. The named executive officers do not have the right to receive any dividends or other distributions, including any special or extraordinary dividends or distributions, with respect to the restricted stock granted in 2010 unless and until the restricted stock vests. Dividends on unvested restricted stock are credited to an unfunded account maintained by the Company. These credited dividends are paid to the employee when the shares of restricted stock vest. In the event all or any portion of the restricted stock granted in 2010 fails to vest, such restricted stock and dividends will be forfeited to us.

Bonus Stock Awards.  Bonus stock awarded in 2010 is not subject to any vesting or forfeiture provisions.

Please see “— Executive Compensation and Other Information — Compensation Discussion and Analysis — Elements of Compensation for Named Executive Officers — New Incentive Plan” and “— Executive Compensation and Other Information — Compensation Discussion and Analysis — Application of Compensation Elements — Equity Ownership” for a detailed discussion of the grants of restricted stock and bonus stock.

Outstanding Equity Awards at 2010 Fiscal Year-End

The following table and the footnotes related thereto provide information regarding each stock option and other equity-based awards outstanding as of December 31, 2010 for each of our named executive officers.

	Outstanding Equity Awards at 2010 Fiscal Year-End
	Stock Awards
			Equity Incentive	Equity Incentive
			Plan Awards:	Plan Awards:
			Number of	Market or Payout
	Number of	Market Value of	Unearned	Value of Unearned
	Shares of Stock	Shares of Stock	Performance Units	Performance Units
	That Have not	That Have not	That Have not	That Have not
Name	Vested(1)	Vested(2)	Vested(3)	Vested(4)

Rene R. Joyce	121,125	$3,247,361	56,025	$2,263,953
Jeffrey J. McParland	56,100	1,504,041	27,550	1,113,254
Joe Bob Perkins	67,980	1,822,544	38,160	1,542,127
James W. Whalen	67,980	1,822,544	16,964	686,185
Michael A. Heim	60,885	1,632,327	34,194	1,381,504
Matthew J. Meloy	22,425	601,214	13,000	525,233

(1)	Represents shares of our restricted common stock awarded on December 10, 2010. These shares vest as follows: 60% on December 10, 2012 and 40% on December 10, 2013.

(2)	The dollar amounts shown are determined by multiplying the number of shares of common stock reported in the table by the sum of the closing price of a share of common stock on December 31, 2010 ($26.81).

(3)	Represents the number of performance units awarded on January 17, 2008, January 22, 2009 and December 3, 2009 under our long-term incentive plan. With respect to Mr. Meloy, the performance units were granted on October 1, 2008, August 4, 2009 and August 2, 2010. These awards vest in June 2011, June 2012, and June 2013, based on the Partnership’s performance over the applicable period measured against a peer group of companies. These awards are discussed in more detail under the heading “— Executive Compensation and Other Information — Compensation Discussion and Analysis — Application of Compensation Elements — Long-Term Cash Incentives.”

(4)	The dollar amounts shown are determined by multiplying the number of performance units reported in the table by the sum of the closing price of a common unit of the Partnership on December 31, 2010 ($33.96) and the related distribution equivalent rights for each award and assume full payout under the awards at the time of vesting.

Option Exercises and Stock Vested in 2010

The following table provides the amount realized during 2010 by each named executive officer upon the exercise of options and upon the vesting of our restricted common stock and performance units.

	Option Exercises and Stock Vested for 2010
	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized on
Name	Exercise(1)	Exercise	Vesting(2)	Vesting(3)

Rene R. Joyce	155,447	$459,957	15,000	$499,406
Jeffrey J. McParland	108,556	324,555	8,200	273,009
Joe Bob Perkins	117,241	350,520	10,800	359,573
James W. Whalen	45,158	135,012	10,800	359,573
Michael A. Heim	127,946	377,735	10,000	332,938
Matthew J. Meloy	15,942	43,162	3,000	99,881

(1)	At the time of exercise of the stock options, the common stock acquired upon exercise had a value of $3.46 per share. This value was determined by an independent consultant pursuant to a valuation of our common stock dated June 2, 2010.

(2)	Represents performance units granted in February 2007 that vested in August 2010 and were settled by cash payment.

(3)	Computed by multiplying the number of performance units by the value of an equivalent Partnership common unit at the time of vesting and adding associated distributions over the vesting period.

Change in Control and Termination Benefits

2010 Incentive Plan.  If a Change in Control (as defined below) occurs and the named executive officer has remained continuously employed by us from the date of grant to the date upon which such Change in Control occurs, then the restricted stock granted to him under our form of restricted stock agreement (the “Stock Agreement”) and related dividends then credited to him will fully vest on the date upon which such Change in Control occurs.

Restricted stock granted to a named executive officer under the Stock Agreement and related dividends then credited to him will fully vest if his employment is terminated by reason of death or a Disability (as defined below). If a named executive officer’s employment with us is terminated for any reason other than death or Disability, then his unvested restricted stock is forfeited to us for no consideration.

The following terms have the specified meanings for purposes of the 2010 Incentive Plan and Stock Agreement:

•	Affiliate means any corporation, partnership (including the Partnership), limited liability company or partnership, association, trust, or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

•	Change in Control means the occurrence of one of the following events: (i) any Person, including a “group” as contemplated by section 13(d)(3) of the Exchange Act (other than Warburg Pincus LLC or any other Affiliate), acquires or gains ownership or control (including, without limitation, the power to vote), by way of merger, consolidation, recapitalization, reorganization or otherwise, of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power) or more than 50% of the combined voting power of the equity interests in the Partnership or the general partner of the Partnership; (ii) the completion of a liquidation or dissolution of the Company or the approval by the limited partners of the Partnership, in one or a series of transactions, of a plan of complete liquidation of the Partnership; (iii) the sale or other disposition by the Company of all or substantially all of its assets in or more transactions to any Person other than Warburg Pincus LLC or any other Affiliate; (iv) the sale or disposition by either the Partnership or the general partner of the Partnership of all or substantially all of its assets in one or more transactions to any Person other than to Warburg Pincus LLC, Targa Resources GP LLC, or any other Affiliate; (v) a transaction resulting in a Person other than Targa Resources GP LLC or an Affiliate being the general partner of the Partnership; or (vi) as a result of or in connection with a contested election of directors, the persons who were directors of the Company before such election shall cease to constitute a majority of the Company’s Board of Directors. Notwithstanding the foregoing, with respect to an award under the 2010 Incentive Plan that is subject to section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and with respect to which a Change in Control will accelerate payment, “Change in Control” shall mean a “change of control event” as defined in the regulations and guidance issued under section 409A of the Code.

•	Disability means a disability that entitles the named executive officer to disability benefits under our long-term disability plan.

•	Person means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof, or other entity.

The following table reflects payments that would have been made to each of the named executive officers under the 2010 Incentive Plan and related agreements in the event there was a Change in Control or their employment was terminated, each as of December 31, 2010.

	Change of	Termination for
Name	Control(1)	Death or Disability(1)

Rene R. Joyce	$3,247,361	$3,247,361
Jeffrey J. McParland	1,504,041	1,504,041
Joe Bob Perkins	1,822,544	1,822,544
James W. Whalen	1,822,544	1,822,544
Michael A. Heim	1,632,327	1,632,327
Matthew J. Meloy	601,214	601,214

(1)	Amounts relate to the unvested shares of restricted stock of the Company granted on December 10, 2010.

Long-Term Incentive Plan.  If a Change of Control (as defined below) occurs during the performance period established for the performance units and related distribution equivalent rights granted to a named executive officer under our form of Performance Unit Grant Agreement (a “Performance Unit Agreement”), the performance units and related distribution equivalent rights then credited to a named executive officer will be cancelled and the named executive officer will be paid an amount of cash equal to the sum of (i) the product of (a) the Fair Market Value (as defined below) of a common unit of the Partnership multiplied by (b) the number of performance units granted to the named executive officer, plus (ii) the amount of distribution equivalent rights then credited to the named executive officer, if any.

Performance units and the related distribution equivalent rights granted to a named executive officer under a Performance Unit Agreement will be automatically forfeited without payment upon the termination of his employment with us and our affiliates, except that: if his employment is terminated by reason of his death, a disability that entitles him to disability benefits under our long-term disability plan or by us other than for Cause (as defined below), he will be vested in his performance units that he is otherwise qualified to receive payment for based on achievement of the performance goal at the end of the Performance Period.

The following terms have the specified meanings for purposes of our long-term incentive plan:

•	Change of Control means (i) any “person” or “group” within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than an affiliate of us, becoming the beneficial owner, by way of merger, consolidation, recapitalization, reorganization or otherwise, of 50% or more of the combined voting power of the equity interests in the Partnership or its general partner, (ii) the limited partners of the Partnership approving, in one or a series of transactions, a plan of complete liquidation of the Partnership, (iii) the sale or other disposition by either the Partnership or the General Partner of all or substantially all of its assets in one or more transactions to any person other than the General Partner or one of the General Partner’s affiliates or (iv) a transaction resulting in a person other than the Partnership’s general partner or one of such general partner’s affiliates being the general partner of the Partnership. With respect to an award subject to Section 409A of the Code, Change of Control will mean a “change of control event” as defined in the regulations and guidance issued under Section 409A of the Code.

•	Fair Market Value means the closing sales price of a common unit of the Partnership on the principal national securities exchange or other market in which trading in such common units occurs on the applicable date (or if there is not trading in the common units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or other reporting service approved by the Compensation Committee). In the event the common units are not traded on a national securities exchange or other market at the time a determination of fair market value is required to be made, the determination of fair market value shall be made in good faith by the Compensation Committee.

•	Cause means (i) failure to perform assigned duties and responsibilities, (ii) engaging in conduct which is injurious (monetarily of otherwise) to us or our affiliates, (iii) breach of any corporate policy or code of conduct established by us or our affiliates or breach of any agreement between the named executive officer and us or our affiliates or (iv) conviction of a misdemeanor involving moral turpitude or a felony. If the named executive officer is a party to an agreement with us or our affiliates in which this term is defined, then that definition will apply for purposes of our long-term incentive plan and the Performance Unit Agreement.

The following table reflects payments that would have been made to each of the named executive officers under our long-term incentive plan and related agreements in the event there was a Change of Control or their employment was terminated, each as of December 31, 2010.

	Change of		Termination for
Name	Control		Death or Disability

Rene R. Joyce	$2,049,196	(1)	$2,049,196	(1)
Jeffrey J. McParland	1,008,188	(2)	1,008,188	(2)
Joe Bob Perkins	1,394,083	(3)	1,394,083	(3)
James W. Whalen	608,637	(4)	608,637	(4)
Michael A. Heim	1,255,173	(5)	1,255,173	(5)
Matthew J. Meloy	477,053	(6)	477,053	(6)

(1)	Of this amount, $135,840 and $20,800 relate to the performance units and related distribution equivalent rights granted on January 17, 2008; $1,154,640 and $106,590 relate to the performance units and related distribution equivalent rights granted on January 22, 2009; and $612,129 and $19,197 relate to the performance units and related distribution equivalent rights granted on December 3, 2009.

(2)	Of this amount, $91,692 and $14,040 relate to the performance units and related distribution equivalent rights granted on January 17, 2008; $526,380 and $48,593 relate to the performance units and related distribution equivalent rights granted on January 22, 2009; and $317,526 and $9,958 relate to the performance units and related distribution equivalent rights granted on December 3, 2009.

(3)	Of this amount, $118,860 and $18,200 relate to the performance units and related distribution equivalent rights granted on January 17, 2008; $706,368 and $65,208 relate to the performance units and related distribution equivalent rights granted on January 22, 2009; and $470,686 and $14,761 relate to the performance units and related distribution equivalent rights granted on December 3, 2009.

(4)	Of this amount, $118,860 and $18,200 relate to the performance units and related distribution equivalent rights granted on January 17, 2008; $0 and $0 relate to the performance units and related distribution equivalent rights granted on January 22, 2009; and $457,237 and $14,339 relate to the performance units and related distribution equivalent rights granted on December 3, 2009.

(5)	Of this amount, $118,860 and $18,200 relate to the performance units and related distribution equivalent rights granted on January 17, 2008; $706,368 and $65,208 relate to the performance units and related distribution equivalent rights granted on January 22, 2009; and $336,000 and $10,537 relate to the performance units and related distribution equivalent rights granted on December 3, 2009.

(6)	Of this amount, $50,940 and $7,800 relate to the performance units and related distribution equivalent rights granted on October 1, 2008; $254,700 and $23,513 relate to the performance units and related distribution equivalent rights granted on August 4, 2009; and $135,840 and $4,260 relate to the performance units and related distribution equivalent rights granted on August 1, 2010.

2005 Incentive Plan.  No payments would have been made to each of the named executive officers under the 2005 Incentive Plan and related agreements in the event there was a Change of Control or their employment was terminated, each as of December 31, 2010.

The following table reflects the aggregate payments that would have been made to each of the named executive officers under the 2010 Incentive Plan, the Long-Term Incentive Plan and related agreements in the event there was a Change in Control/Change of Control or their employment was terminated, each as of December 31, 2010.

	Change of	Termination for
Name	Control	Death or Disability

Rene R. Joyce	$5,296,557	$5,296,557
Jeffrey J. McParland	2,512,229	2,512,229
Joe Bob Perkins	3,216,627	3,216,627
James W. Whalen	2,431,181	2,431,181
Michael A. Heim	2,887,500	2,887,500
Matthew J. Meloy	1,078,267	1,078,267

Director Compensation

The following table sets forth the compensation earned by our non-employee directors for 2010:

	Director Compensation for 2010
	Fees Earned	Stock Awards	Total
Name	or Paid in Cash	($)(5)	Compensation

Chris Tong(1)(2)(3)	$71,500	$53,213	$124,713
Charles R. Crisp(1)(2)(3)	56,500	53,213	109,713
In Seon Hwang	11,500	—	11,500
Chansoo Joung(1)(2)(4)	11,500	—	11,500
Peter R. Kagan(1)(2)(4)	11,500	—	11,500

(1)	On January 22, 2010, Messrs. Crisp and Tong each received 2,250 common units of the Partnership in connection with their service on our Board of Directors and Messrs. Joung and Kagan each received 2,250 common units of the Partnership in connection with their service on the Board of Directors of the General Partner. The grant date fair value of each common unit granted to each of these named individuals computed in accordance with FAS 123R was $23.65, based on the closing price of the common units on the day prior to the grant date.

(2)	As of December 31, 2010, Mr. Tong held 23,150 common units and 49,439 shares of common stock, Mr. Crisp held 11,350 common units and 140,080 shares of common stock and Messrs. Joung and Mr. Kagan each held 10,250 common units of the Partnership.

(3)	On February 14, 2011, Mr. Crisp received 7,200 shares of common stock of the Company and Mr. Tong received 5,500 shares of common stock of the Company in partial consideration of their agreement to cancel outstanding stock options to acquire common stock in connection with our IPO.

(4)	Messrs. Joung and Kagan earned $131,238 and $129,738 in fees for service on the Board of Directors of the partnership’s General Partner in 2010. Mr. Joung’s compensation included $56,500 in fees, $53,213 in common unit awards and $21,525 in all other compensation. Mr. Kagan’s compensation included $55,000 in fees, $53,213 in common unit awards and $21,525 in all other compensation.

(5)	Amounts represent the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions and methodologies used to value the awards reported in this column, see the discussion of common unit and common stock awards contained in the Notes to Consolidated Financial Statements at Note 24 included in our Annual Report on Form 10-K for the year ended December 31, 2010.

Narrative to Director Compensation Table

For 2010, Messrs. Crisp and Tong received an annual cash retainer of $40,000. Messrs. Hwang, Joung and Kagan received a prorated annual cash retainer, which was paid after the IPO. Prior to the IPO,

Messrs. Hwang, Joung and Kagan were not paid an annual cash retainer (or any meeting fees). The Chairman of the Audit Committee received an additional annual retainer of $20,000. All of our independent directors receive $1,500 for each Board, Audit Committee, Compensation Committee, Governance and Nominating Committee and Conflicts Committee meeting attended. Payment of independent director fees is generally made twice annually, at the second regularly scheduled meeting of the Board and the final regularly scheduled meeting of the Board for the fiscal year. All independent directors are reimbursed for out-of-pocket expenses incurred in attending Board and committee meetings.

A director who is also an employee receives no additional compensation for services as a director. Accordingly, the Summary Compensation Table reflects total compensation received by Messrs. Joyce and Whalen for services performed for us and our affiliates.

Director Long-term Equity Incentives.  The Partnership made equity-based awards in January 2010 to our non-management and independent directors under the Partnership’s long-term incentive plan. These awards were determined by us and approved by the General Partner’s Board of Directors. Each of these directors received an award of 2,250 restricted units, which will settle with the delivery of Partnership common units. All of these awards are subject to three-year vesting, without a performance condition and vest ratably on each anniversary of the grant. The awards are intended to align the long-term interests of our directors with those of the Partnership’s unitholders. Our independent and non-management directors currently participate in the Partnership’s plan.

Changes for 2011

Director Compensation.  In February 2011, the Board of Directors approved changes to director compensation for the 2011 fiscal year. For 2011, each independent director will receive an annual cash retainer of $50,000.

Director Long-term Equity Incentives.  In February 2011, each of our non-management and independent directors received an award of 2,310 shares of our common stock under the 2010 Incentive Plan.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board of Directors believes that sound governance practices and policies provide an important framework to assist it in fulfilling its duty to stockholders. The Company’s Corporate Governance Guidelines cover the following principal subjects:

•	Role and functions of the Board of Directors

•	Qualifications and independence of directors

•	Size of the Board of Directors and director selection process

•	Committee functions

•	Meetings of non-employee directors

•	Self-evaluation

•	Ethics and conflicts of interest (a copy of the current “Code of Conduct” is posted on the Company’s website at http://ir.targaresources.com/trc/documentdisplay.cfm?DocumentID=7959)

•	Compensation of the Board of Directors

•	Succession planning

•	Access to senior management and to independent advisors

•	New director orientation

•	Continuing education

The “Corporate Governance Guidelines” are posted on the Company’s website at http://ir.targaresources.com/trc/documentdisplay.cfm?DocumentID=7958. The Corporate Governance Guidelines will be reviewed periodically, and any proposed additions to or amendments of the Corporate Governance Guidelines will be presented to the Board of Directors for its approval.

The NYSE has adopted rules that require listed companies to adopt governance guidelines covering certain matters. The Company believes that the Corporate Governance Guidelines comply with the NYSE rules.

Board Leadership

Mr. Joyce has served as a director and Chief Executive Officer of the Company since its formation on October 27, 2005. Mr. Whalen has served as the Executive Chairman of the Company’s Board of Directors since October 25, 2010. Our bylaws allow the same individual to hold the position of Chief Executive Officer and Chairman of the Board of Directors.

To ensure a strong and independent board, all directors of the Company, other than Messrs. Joyce and Whalen, are independent. The Board regularly meets in executive session without the presence of the CEO or other members of management. The Company’s Corporate Governance Guidelines appoint Mr. Kagan as chair, or another director that he designates, of meetings of the non-management directors.

In his capacity as chair of the meetings of non-management directors, Mr. Kagan provides, in conjunction with the Executive Chairman and the CEO, leadership and guidance to the Board of Directors. He also (i) establishes the agenda for each meeting of the non-management directors; and (ii) provides the board’s guidance and feedback to the Executive Chairman, the CEO and the Company’s management team. All directors are encouraged to suggest the inclusion of agenda items or revisions to meeting materials, and any director is free to raise at any board meeting items that are not on the agenda for that meeting.

Given the strong leadership of the Company’s Executive Chairman and the CEO, the effective counterbalancing role of the chair of the non-management directors and a board comprised of strong and independent directors, the board believes that, at the present time, the current structure of the board best serves the interests of the Company and its stockholders.

Communications with the Board of Directors

Stockholders or other interested parties can contact any director (including Mr. Kagan), any committee of the Board, or our non-management directors as a group, by writing to them at Targa Resources Corp., 1000 Louisiana Street, Suite 4300, Houston, Texas 77002, Attention: Secretary. Comments or complaints relating to the Company’s accounting, internal accounting controls or auditing matters will also be referred to members of the Audit Committee. All such communications will be forwarded to the appropriate member(s) of the Board.

Director Independence

The Company’s standards for determining director independence require the assessment of directors’ independence each year. A director cannot be considered independent unless the Board of Directors affirmatively determines that he or she does not have any relationship with management or the Company that may interfere with the exercise of his or her independent judgment, including any of the relationships that would disqualify the director from being independent under the rules of the NYSE.

The Board of Directors has assessed the independence of each non-employee director and each nominee for director under the Company’s guidelines and the independence standards of the NYSE. The Board of Directors affirmatively determined that all five non-employee directors (Messrs. Crisp, Hwang, Kagan, Tong and Redd) are independent.

In connection with its assessment of the independence of each non-employee director, the Board of Directors also determined that each member of the Audit Committee meets the additional independence standards of the NYSE and SEC applicable to members of the Audit Committee. Those standards require that the director not be an affiliate of the Company and that the director not receive from the Company, directly or indirectly, any consulting, advisory or other compensatory fees, except for fees for services as a director.

Financial Literacy of Audit Committee and Designation of Financial Experts

The Board of Directors evaluated the members of the Audit Committee in December 2010 for financial literacy and the attributes of a financial expert. The Board of Directors also evaluated a new member of the Audit Committee in February 2011 for financial literacy. The Board of Directors determined that each of the Audit Committee members is financially literate and that the Chairman of the Audit Committee, Mr. Tong, is an audit committee financial expert as defined by the SEC.

Oversight of Risk Management

Except for the responsibilities of the Audit Committee discussed below, the Board as a whole (including the committees of the Board) oversees the assessment of major risks of the Company and the management of such risks, while the board of directors of the General Partner (including the committees of such board) oversees the assessment and management of major risks of the Partnership’s businesses and operations. For example, the Board:

•	reviews and approves the Company’s annual business plan and capital budget and reviews with management on at least a quarterly basis the Company’s financial performance, including any variations from the annual business plan and capital budget;

•	has established specific dollar limits on the commitment authority of members of senior management and requires Board approval of the Company’s capital expenditures and investments exceeding that authority; and

•	monitors the Company’s interest rate hedging activities.

The Company’s Audit Committee is responsible for overseeing the Company’s assessment and management of financial reporting and internal control risks, as well as other financial risks such as the credit risks associated with counterparty exposure. Management and the Company’s external auditors report regularly to the Audit Committee on those subjects. The Board has considered, and is comfortable with, its choice of leadership structure. Since the Board’s leadership structure appropriately allows for its role as manager of risks of the Company, such role does not separately impact the Board’s choice of leadership structure.

Attendance at Annual Meetings

While there is no formal attendance policy, the Board of Directors encourages all directors to attend the annual meetings of stockholders, if practicable. We anticipate that the majority of our directors will attend the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock and the beneficial ownership of the Partnership’s common units as of February 25, 2011 held by:

•	each person who beneficially owns more than 5% of our outstanding shares of common stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined under the rules of the Securities and Exchange Commission. In general, these rules attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities and include, among other things, securities that an individual has the right to acquire within 60 days. Unless otherwise indicated, the stockholders and unitholders identified in the table below have sole voting and investment power with respect to all securities shown as beneficially owned by them. Percentage ownership calculations for any security holder listed in the table below are based on 42,349,738 shares of our common stock and 84,756,009 common units of the Partnership outstanding on February 25, 2011.

	Targa Resources Partners LP		Targa Resources Corp.
		Percentage of		Percentage of
	Common Units	Common Units	Common Stock	Common Stock
	Beneficially	Beneficially	Beneficially	Beneficially
Name of Beneficial Owner(1)	Owned(8)	Owned	Owned	Owned

Warburg Pincus Private Equity VIII, L.P.(2)			8,617,912	20.3%
Warburg Pincus Netherlands Private Equity VIII C.V.I(2)			249,795	*
WP-WPVIII Investors, L.P.(2)			24,987	*
Warburg Pincus Private Equity IX, L.P.(2)			4,996,737	11.8%
Rene R. Joyce(3)	81,000	*	1,122,596	2.7%
Joe Bob Perkins(4)	32,100	*	914,058	2.2%
Michael A. Heim(5)	8,000	*	815,552	1.9%
Jeffrey J. McParland	16,500	*	757,316	1.8%
James W. Whalen(6)	111,152	*	637,679	1.5%
Matthew J Meloy	6,000	*	79,599	*
In Seon Hwang(7)	2,120	*	13,891,741	32.8%
Peter R. Kagan(7)	12,370	*	13,891,741	32.8%
Chris Tong	23,150	*	57,249	*
Charles R. Crisp	11,350	*	149,590	*
Ershel C. Redd Jr.	1,100	*	2,510	*
All directors and executive officers as a group (13 persons)(8)	332,342	*	19,649,347	46.4%

*	Less than 1%.

(1)	Unless otherwise indicated, the address for all beneficial owners in this table is 1000 Louisiana, Suite 4300, Houston, Texas 77002.

(2)	Warburg Pincus Private Equity VIII, L.P., a Delaware limited partnership, and two affiliated partnerships, Warburg Pincus Netherlands Private Equity VIII C.V.I., a company organized under the laws of the Netherlands, and WP-WP VIII Investors, L.P., a Delaware limited partnership (together “WP VIII”), and Warburg Pincus Private Equity IX, L.P., a Delaware limited partnership (“WP IX”), in the aggregate own, on a fully diluted basis, approximately 33% of our equity interests. The general partner of WP VIII is Warburg Pincus Partners, LLC, a New York limited liability company (“WP Partners LLC”), and the general partner of WP IX is Warburg Pincus IX, LLC, a New York limited liability company, of which WP Partners LLC is the sole member. Warburg Pincus & Co., a New York general partnership (“WP”), is the managing member of WP Partners LLC. WP VIII and WP IX are managed by Warburg Pincus LLC, a New York limited liability company (“WP LLC”). The address of the Warburg Pincus entities is 450 Lexington Avenue, New York, New York 10017. Messrs. Hwang and Kagan are Partners of WP and Managing Directors and Members of WP LLC. Charles R. Kaye and Joseph P. Landy are Managing General Partners of WP and Managing Members and Co-Presidents of WP LLC and may be deemed to control the Warburg Pincus entities. Messrs. Hwang, Kagan, Kaye and Landy disclaim beneficial ownership of all shares held by the Warburg Pincus entities.

(3)	Shares of common stock beneficially owned by Mr. Joyce include: (i) 234,959 shares issued to The Rene Joyce 2010 Grantor Retained Annuity Trust, of which Mr. Joyce and his wife are co-trustees and have shared voting and investment power; and (ii) 561,292 shares issued to The Kay Joyce 2010 Family Trust, of which Mr. Joyce’s wife is trustee and has sole voting and investment power.

(4)	Shares of common stock beneficially owned by Mr. Perkins include: (i) 151,805 shares issued to the JBP Liquidity Trust, of which Ms. Claudia Capp Vaglica is trustee and has sole voting and investment power; (ii) 147,645 shares issued to the JBP Family Trust, of which Ms. Vaglica is the trustee and has sole voting and investment power; and (iii) 4,159 shares issued to Mr. Perkins’ wife over which she has sole voting and investment power.

(5)	Shares of common stock beneficially owned by Mr. Heim include: (i) 312,378 shares issued to The Michael Heim 2009 Family Trust, of which Mr. Heim and Nicholas Heim are co-trustees and have shared voting and investment power; and (ii) 196,672 shares issued to The Patricia Heim 2009 Grantor Retained Annuity Trust, of which Mr. Heim and his wife are co-trustees and have shared voting and investment power.

(6)	Shares of common stock beneficially owned by Mr. Whalen include 633,429 shares issued to the Whalen Family Investments Limited Partnership.

(7)	All shares indicated as owned by Messrs. Hwang and Kagan are included because of their affiliation with the Warburg Pincus entities.

(8)	The common units of the Partnership presented as being beneficially owned by our directors and officers do not include the common units held indirectly by us that may be attributable to such directors and officers based on their ownership of equity interests in us.

The following table sets forth certain information as of December 31, 2010 regarding our long-term incentive plans, under which our common stock are authorized for issuance to employees, consultants and directors of us, and our affiliates. Our sole compensation plan under which we will make equity grants in the future is the 2010 Incentive Plan, which was approved by our stockholders prior to our initial public offering.

Number of Securities
Remaining Available for
Future Issuance Under
	Number of Securities to	Weighted Average	Equity Compensation
	be Issued Upon Exercise	Exercise Price of	Plans (Excluding
	of Outstanding Options,	Outstanding Options,	Securities Reflected in
Plan Category	Warrants and Rights	Warrants and Rights	Column(a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders			5,318,634	(1)
Equity compensation plans not approved by security holders

Total		$	5,318,634	(1)

(1)	Of these securities, 2,225,148 shares are available for issuance under the 2005 Incentive Plan and 3,093,486 are available for issuance under the 2010 Incentive Plan. We did not make equity grants under the 2005 Incentive Plan in connection with, or subsequent to, our IPO and will not make equity grants under the 2005 Incentive Plan going forward.

Generally, awards of restricted stock to our officers and employees under the 2010 Incentive Plan are subject to vesting over time as determined by the Compensation Committee and, prior to vesting, are subject to forfeiture. Stock incentive plan awards may vest in other circumstances, as approved by the Compensation Committee and reflected in an award agreement. Restricted stock is issued, subject to vesting, on the date of grant. The Compensation Committee may provide that dividends on restricted stock are subject to vesting and forfeiture provisions, in which cash such dividends would be held, without interest, until they vest or are forfeited.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The executive officers and directors of the Company and persons who own more than 10% of the Company’s common stock are required to file reports with the SEC, disclosing the amount and nature of their beneficial ownership in common stock, as well as changes in that ownership. Based solely on its review of reports and written representations that the Company has received, the Company believes that all required reports were timely filed during 2010.

TRANSACTIONS WITH RELATED PERSONS

Our Relationship with Targa Resources Partners LP and its General Partner

General

Our only cash generating assets consist of our interests in the Partnership, which as of February 25, 2011 consists of the following:

•	a 2.0% general partner interest in the Partnership, which we hold through our 100% ownership interests in the General Partner;

•	all of the outstanding IDRs of the Partnership; and

•	11,645,659 of the 84,756,009 outstanding common units of the Partnership, representing a 13.7% limited partnership interest.

Stockholders’ Agreement

Prior to our initial public offering, our stockholders, including our named executive officers, certain of our directors, Warburg Pincus and BofA, were party to the Stockholders’ Agreement. The Stockholders’ Agreement (i) provided certain holders of our then outstanding preferred stock with preemptive rights relating to certain issuances of securities by us or our subsidiaries, (ii) imposed restrictions on the disposition and transfer of our securities, (iii) established vesting and forfeiture provisions for securities held by our management, (iv) provided us with the option to repurchase our securities held by our management and directors upon the termination of their employment or service to us in certain circumstances, and (v) imposed on us the obligation to furnish financial information to Warburg Pincus and BofA as long as they maintain a certain ownership level in our securities.

The Stockholders’ Agreement also required the stockholders party thereto to vote to elect to our Board of Directors two of our executive officers (one of whom would be our chief executive officer unless otherwise agreed by the majority holders), five individuals that were to be designated by Warburg Pincus and one individual (two individuals if there are only four Warburg nominees or three individuals if there are only three Warburg nominees) who were to be independent that were to be selected by Warburg Pincus, after consultation with our chief executive officer and approved by the majority holders.

The Stockholders’ Agreement terminated upon completion of the IPO.

Registration Rights Agreement

Agreement with Series B Preferred Stock Investors

On October 31, 2005, we entered into an amended and restated registration rights agreement with the holders of our then outstanding Series B preferred stock that received or purchased 6,453,406 shares of preferred stock pursuant to a stock purchase agreement dated October 31, 2005. Pursuant to the registration rights agreement, we agreed to register the sale of shares of our common stock that holders of such preferred stock received upon conversion of the preferred stock, under certain circumstances. These holders include (directly or indirectly through subsidiaries or affiliates), among others, Warburg Pincus and BofA.

Demand Registration Rights.  At any time, the qualified holders have the right to require us by written notice to register a specified number of shares of common stock in accordance with the Securities Act and the registration rights agreement. The qualified holders have the right to request up to an aggregate of five registrations; provided that such qualified holders are not limited in the number of demand registrations that constitute “shelf” registrations pursuant to Rule 415 under the Securities Act. In no event shall more than one demand registration occur during any six-month period or within 120 days after the effective date of a registration statement we file, provided that no demand registration may be prohibited for that 120-day period more than once in any 12-month period.

Piggy-back Registration Rights.  If, at any time, we propose to file a registration statement under the Securities Act with respect to an offering of common stock (subject to certain exceptions), for our own account, then we must give at least 15 days’ notice prior to the anticipated filing date to all holders of registrable securities to allow them to include a specified number of their shares in that registration statement. We will be required to maintain the effectiveness of that registration statement until the earlier of 180 days after the effective date and the consummation of the distribution by the participating holders.

Conditions and Limitations; Expenses.  These registration rights are subject to certain conditions and limitations, including the right of the underwriters to limit the number of shares to be included in a registration and our right to delay or withdraw a registration statement under certain circumstances. We will generally pay all registration expenses in connection with our obligations under the registration rights agreement, regardless of whether a registration statement is filed or becomes effective.

Related Party Transactions Involving the Partnership

On April 27, 2010, we closed on our sale of the Permian Business and Straddle Assets to the Partnership, pursuant to which we contributed to the Partnership (i) all of the limited partner interests in Targa Midstream Services Limited Partnership (“TMS”), (ii) all of the limited liability company interests in Targa Gas Marketing LLC (“TGM”), (iii) all of the limited and general partner interests in Targa Permian LP (“Permian”), (iv) all of the limited partner interests in Targa Straddle LP (“Targa Straddle”), and (v) all of the limited liability company interests in Targa Straddle GP LLC (“Targa Straddle GP”), (such limited partner interests in TMS, Permian and Targa Straddle, general partner interests in Permian and limited liability company interests in TGM and Targa Straddle GP being collectively referred to as the “Permian/ Straddle Business”), for aggregate consideration of $420 million, subject to certain adjustments. Pursuant to the Permian/Straddle Purchase Agreement, we have indemnified the Partnership, its affiliates and their respective officers, directors, employees, counsel, accountants, financial advisers and consultants from and against (i) all losses that they incur arising from any breach of our representations, warranties or covenants in the Permian/Straddle Purchase Agreement and (ii) certain environmental, operational and litigation matters. The Partnership has indemnified us, our affiliates and our respective officers, directors, employees, counsel, accountants, financial advisers and consultants from and against all losses that we incur arising from or out of (i) the business or operations of the Permian/Straddle Business (whether relating to periods prior to or after the closing of the acquisition of the Permian/Straddle Business) to the extent such losses are not matters for which we have indemnified the Partnership or (ii) any breach of the Partnership’s representations, warranties or covenants in the Permian/Straddle Purchase Agreement. Certain of our indemnification obligations are subject to an aggregate deductible of $6.3 million and a cap equal to $46.2 million. In addition, the parties’ reciprocal indemnification obligations for certain tax liability and losses are not subject to the deductible and cap. Our environmental indemnification was limited to matters for which we receive notice and a claim for indemnification prior to the second anniversary of the closing. Indemnification claims for breaches of representations and warranties (other than for certain fundamental representations and warranties) must be delivered to us prior to the first anniversary of the closing. We have received no claims for indemnification under the Permian/Straddle Purchase Agreement.

On August 25, 2010, we closed on the sale of our interest in the Versado operations to the Partnership, pursuant to which we contributed to the Partnership (i) all of the member interests in Targa Versado GP LLC (“Targa Versado GP”) and (ii) all of the limited partner interests in Targa Versado LP (“Targa Versado LP”), for aggregate consideration of $247 million, subject to certain adjustments, including the issuance to us of 89,813 common units and the issuance to us of 1,833 general partner units, enabling us to maintain our 2% general partner interest in the Partnership. Targa Versado GP and Targa Versado LP, collectively, own the interests in Versado. Pursuant to the Versado Purchase Agreement, we indemnified the Partnership, its affiliates and their respective officers, directors, employees, counsel, accountants, financial advisers and consultants from and against (i) all losses that they incur arising from any breach of our representations, warranties or covenants in the Versado Purchase Agreement and (ii) certain environmental matters. The Partnership has indemnified us, our affiliates and our respective officers, directors, employees, counsel, accountants, financial advisers and consultants from and against all losses that we incur arising from or out of (i) the business or operations of Targa Versado GP and Targa Versado LP (whether relating to periods prior to or after the closing of the acquisition of the interests in Versado) to the extent such losses are not matters for which we have indemnified the Partnership or (ii) any breach of the Partnership’s representations, warranties or covenants in the Versado Purchase Agreement. Certain of our indemnification obligations are subject to an aggregate deductible of $3.4 million and a cap equal to $25.3 million. In addition, the parties’ reciprocal indemnification obligations for certain tax liability and losses are not subject to the deductible and cap. Pursuant to the Versado Purchase Agreement, we also agreed to reimburse the Partnership for maintenance capital expenditure amounts incurred by the Partnership or its subsidiaries in respect of certain New Mexico Environmental Department capital projects.

On September 28, 2010, we closed on the sale of our interests in the VESCO operations to the Partnership, pursuant to which the Partnership acquired all of the member interests in Targa Capital LLC (“Targa Capital”), for aggregate consideration of $175.6 million, subject to certain adjustments. Targa Capital owns a 76.7536% ownership interest in VESCO. Pursuant to the VESCO Purchase Agreement, we indemnified the Partnership, its affiliates and their respective officers, directors, employees, counsel, accountants, financial advisers and consultants from and against (i) all losses that they incur arising from any breach of our representations, warranties or covenants in the VESCO Purchase Agreement and (ii) certain environmental and litigation matters. The Partnership has indemnified us, our affiliates and our respective officers, directors, employees, counsel, accountants, financial advisers and consultants from and against all losses that we incur arising from or out of (i) the business or operations of Targa Capital (whether relating to periods prior to or after the closing of the acquisition of Targa Capital) to the extent such losses are not matters for which we have indemnified the Partnership or (ii) any breach of the Partnership’s representations, warranties or covenants in the VESCO Purchase Agreement. Certain of our indemnification obligations are subject to an aggregate deductible of $2.5 million and a cap equal to $18.4 million. In addition, the parties’ reciprocal indemnification obligations for certain tax liability and losses are not subject to the deductible and cap.

Omnibus Agreement

Our Omnibus Agreement with the Partnership addresses the reimbursement to us for costs incurred on the Partnership’s behalf, competition and indemnification matters. Any or all of the provisions of the Omnibus Agreement, other than the indemnification provisions described below, are terminable by us at our option if the General Partner is removed as the Partnership’s general partner without cause and units held by us and our affiliates are not voted in favor of that removal. The Omnibus Agreement will also terminate in the event of a Change of Control of the Partnership or its general partner.

Reimbursement of Operating and General and Administrative Expense

Under the terms of the Omnibus Agreement, the Partnership reimburses us for the payment of certain operating and direct expenses, including compensation and benefits of operating personnel, and for the provision of various general and administrative services for the Partnership’s benefit. Pursuant to these arrangements, we perform centralized corporate functions for the Partnership, such as legal, accounting, treasury, insurance, risk management, health, safety and environmental, information technology, human resources, credit, payroll, internal audit, taxes, engineering and marketing. The Partnership reimburses us for the direct expenses to provide these services as well as other direct expenses we incur on the Partnership’s behalf, such as compensation of operational personnel performing services for the Partnership’s benefit and the cost of their employee benefits, including 401(k), pension and health insurance benefits. The general partner determines the amount of general and administrative expenses to be allocated to the Partnership in accordance with the partnership agreement. Since October 1, 2010, after the conveyance of all of our remaining operating assets by us to the Partnership, substantially all of our general and administrative costs have been and will continue to be allocated to the Partnership, other than our direct costs of being a separate reporting company.

During the nine-quarter period beginning with the fourth quarter of 2009 and continuing through the fourth quarter of 2011, we will provide distribution support to the Partnership in the form of a reduction in the reimbursement for general and administrative expense allocated to the Partnership if necessary (or make a payment to the Partnership, if needed) for a 1.0 times distribution coverage ratio, at the distribution level, at the time of the dropdown of the Downstream Business, of $0.5175 per limited partner unit, subject to maximum support of $8.0 million in any quarter. No distribution support was necessary through the fourth quarter of 2010.

Competition

We are not restricted, under either the Partnership’s partnership agreement or the Omnibus Agreement, from competing with the Partnership. We may acquire, construct or dispose of additional midstream energy or other assets in the future without any obligation to offer the Partnership the opportunity to purchase or construct those assets.

Contracts with Affiliates

Services Agreement.  We entered into a service arrangement with Sajet Resources LLC, a subsidiary that we spun off immediately prior to our IPO to persons who were equity holders in us, including our executive officers and certain of our directors, Warburg Pincus and Bank of America Corporation (“BofA”). This company owns certain real property and developmental intellectual property rights. Pursuant to the services arrangements, we provide general and administrative services and other services in support of this company’s business operations and will be reimbursed by this company for such services at our actual cost.

Indemnification Agreements.  In February 2007, the Partnership and the General Partner entered into indemnification agreements with each independent director of the General Partner. Each indemnification agreement provides that each of the Partnership and the General Partner will indemnify and hold harmless each indemnitee against Expenses (as defined in the indemnification agreement) to the fullest extent permitted or authorized by law, including the Delaware Revised Uniform Limited Partnership Act and the Delaware Limited Liability Company Act in effect on the date of the agreement or as such laws may be amended to provide more advantageous rights to the indemnitee. If such indemnification is unavailable as a result of a court decision and if the Partnership or the General Partner is jointly liable in the proceeding with the indemnitee, the Partnership and the General Partner will contribute funds to the indemnitee for his Expenses (as defined in the in the Indemnification Agreement) in proportion to relative benefit and fault of the Partnership or the General Partner on the one hand and indemnitee on the other in the transaction giving rise to the proceeding.

Each indemnification agreement also provides that the Partnership and the General Partner will indemnify and hold harmless the indemnitee against Expenses incurred for actions taken as a director or officer of the Partnership or the General Partner or for serving at the request of the Partnership or the General Partner as a director or officer or another position at another corporation or enterprise, as the case may be, but only if no final and non-appealable judgment has been entered by a court determining that, in respect of the matter for which the indemnitee is seeking indemnification, the indemnitee acted in bad faith or engaged in fraud or willful misconduct or, in the case of a criminal proceeding, the indemnitee acted with knowledge that the indemnitee’s conduct was unlawful. The indemnification agreement also provides that the Partnership and the General Partner must advance payment of certain Expenses to the indemnitee, including fees of counsel, subject to receipt of an undertaking from the indemnitee to return such advance if it is it is ultimately determined that the Indemnitee is not entitled to indemnification.

In February 2007, we entered into parent indemnification agreements with each of our directors and officers, including Messrs. Joyce, Whalen, Kagan and Joung who serve or served as directors and/or officers of the General Partner. Each parent indemnification agreement provides that we will indemnify and hold harmless each indemnitee for Expenses (as defined in the parent indemnification agreement) to the fullest extent permitted or authorized by law, including the Delaware General Corporation Law, in effect on the date of the agreement or as it may be amended to provide more advantageous rights to the indemnitee. If such indemnification is unavailable as a result of a court decision and if we and the indemnitee are jointly liable in the proceeding, we will contribute funds to the indemnitee for his Expenses in proportion to relative benefit and fault of us and indemnitee in the transaction giving rise to the proceeding.

Each parent indemnification agreement also provides that we will indemnify the indemnitee for monetary damages for actions taken as our director or officer or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be but only if (i) the indemnitee acted in good faith and, in the case of conduct in his official capacity, in a manner he reasonably believed to be in our best interests and, in all other cases, not opposed to our best interests and (ii) in the case of a criminal proceeding, the indemnitee must have had no reasonable cause to believe that his conduct was unlawful. The parent indemnification agreement also provides that we must advance payment of certain Expenses to the indemnitee, including fees of counsel, subject to receipt of an undertaking from the indemnitee to return such advance if it is it is ultimately determined that the indemnitee is not entitled to indemnification. In December 2010, we entered into a parent indemnification agreement with Mr. Meloy and in February 2011, we entered into a parent indemnification agreement with Mr. Redd.

Relationships with Warburg Pincus LLC

Affiliates of Warburg Pincus beneficially own approximately 32.8% of our outstanding common stock. Accordingly, Warburg Pincus can exert significant influence over us and any action requiring the approval of the holders of our stock, including the election of directors and approval of significant corporate transactions. Warburg’s concentrated ownership makes it less likely that any other holder or group of holders of common stock will be able to affect the way we are managed or the direction of our business.

Chansoo Joung and Peter Kagan, two of our directors and directors of the General Partner during 2010 and Managing Directors of Warburg Pincus LLC during 2010, are also directors of Broad Oak from whom we buy natural gas and NGL products. Affiliates of Warburg Pincus LLC own a controlling interest in Broad Oak. During 2010 we purchased $41.5 million, of product from Broad Oak. Peter Kagan is also a director of Antero from whom we buy natural gas and NGL products. Affiliates of Warburg Pincus own a controlling interest in Antero. We purchased $0.1 million of product from Antero during 2010. These transactions were at market prices consistent with similar transactions with nonaffiliated entities.

Relationships with Bank of America

Equity.  Until December 10, 2010, BofA was a beneficial security holder of more than 5% of our common stock as defined by Item 403(a) of Regulation S-K. After this date, BofA’s beneficial ownership of our outstanding common stock dropped below 5%.

Financial Services.  An affiliate of BofA is a lender and an agent under our and our subsidiaries’ senior credit facilities with commitments of $86.0 million. BofA and its affiliates have engaged, and may in the future engage, in other commercial and investment banking transactions with subsidiaries of the Company in the ordinary course of their business. They have received, and expect to receive, customary compensation and expense reimbursement for these commercial and investment banking transactions.

Hedging Arrangements.  The Partnership entered into various commodity derivative transactions with BofA which terminated, in accordance with the terms of the contracts, during 2010. The Partnership has no open commodity derivatives with BofA as of December 31, 2010. During 2010 the Partnership received $1.9 million from BofA in commodity derivative settlements.

Commercial Relationships.  Our product sales included in revenues to affiliates of BofA during 2010 were $26.0 million. Our product purchases from affiliates of BofA during 2010 were $3.7 million.

Conflicts of Interest

Conflicts of interest exist and may arise in the future as a result of the relationships between the General Partner and its affiliates (including us), on the one hand, and the Partnership and its other limited partners, on the other hand. The directors and officers of the General Partner have fiduciary duties to manage the General Partner and us, if applicable, in a manner beneficial to our owners. At the same time, the General Partner has a fiduciary duty to manage the Partnership in a manner beneficial to it and its unitholders. Please see “— Review, Approval or Ratification of Transactions with Related Persons” below for additional detail of how these conflicts of interest will be resolved.

Review, Approval or Ratification of Transactions with Related Persons

Our policies and procedures for approval or ratification of transactions with “related persons” are not contained in a single policy or procedure. Instead, they were historically contained in the Stockholders Agreement and are reflected in the general operation of our Board of Directors. Historically, our Stockholders Agreement prohibited us from entering into, modifying, amending or terminating any transaction (other than certain compensatory arrangements and sales or purchases of capital stock) with an executive officer, director or affiliate without the prior written consent of the holders of at least a majority of our outstanding shares of Series B Preferred (or our common stock if no Series B Preferred was outstanding). In addition, we were prohibited from entering into any material transaction with Warburg Pincus and its affiliates (other than us, any of its subsidiaries or any our managers, directors or officers or any of its subsidiaries) without the prior written consent of BofA. We distribute and review a questionnaire to our executive officers and directors requesting information regarding, among other things, certain transactions with us in which they or their family members have an interest. If a conflict or potential conflict of interest arises between us and our affiliates (excluding the Partnership) on the one hand and the Partnership and its limited partners (other than us and our affiliates), on the other hand, the resolution of any such conflict or potential conflict is addressed as described under “— Conflicts of Interest.” Pursuant to our Code of Conduct, our officers and directors are required to abandon or forfeit any activity or interest that creates a conflict of interest between them and us or any of our subsidiaries, unless the conflict is pre-approved by our Board of Directors.

Whenever a conflict arises between the General Partner or its affiliates, on the one hand, and the Partnership or any other partner, on the other hand, the General Partner will resolve that conflict. The Partnership’s partnership agreement contains provisions that modify and limit the general partner’s fiduciary duties to the Partnership’s unitholders. The partnership agreement also restricts the remedies available to unitholders for actions taken that, without those limitations, might constitute breaches of fiduciary duty.

The General Partner will not be in breach of its obligations under the partnership agreement or its duties to the Partnership or its unitholders if the resolution of the conflict is:

•	approved by the General Partner’s conflicts committee, although the General Partner is not obligated to seek such approval;

•	approved by the vote of a majority of the Partnership’s outstanding common units, excluding any common units owned by the General Partner or any of its affiliates;

•	on terms no less favorable to the Partnership than those generally being provided to or available from unrelated third parties; or

•	fair and reasonable to the Partnership, taking into account the totality of the relationships among the parties involved, including other transactions that may be particularly favorable or advantageous to the Partnership.

The General Partner may, but is not required to, seek the approval of such resolution from the conflicts committee of its Board of Directors. If the General Partner does not seek approval from the conflicts committee and its Board of Directors determines that the resolution or course of action taken with respect to the conflict of interest satisfies either of the standards set forth in the third or fourth bullet points above, then it will be presumed that, in making its decision, the Board of Directors acted in good faith and in any proceeding brought by or on behalf of any limited partner of the Partnership, the person bringing or prosecuting such proceeding will have the burden of overcoming such presumption. Unless the resolution of a conflict is specifically provided for in the partnership agreement, the general partner or its conflicts committee may consider any factors they determines in good faith to consider when resolving a conflict. When the partnership agreement provides that someone act in good faith, it requires that person to believe he is acting in the best interests of the Partnership.

Director Independence

Messrs. Crisp, Hwang, Kagan, Redd and Tong are our independent directors under the NYSE’s listing standards. Our Board of Directors examined the commercial relationships between us and companies for whom our independent directors serve as directors or with whom family members of our independent directors have an employment relationship. The commercial relationships reviewed consisted of product purchases and product sales at market prices consistent with similar arrangements with unrelated entities.

Report of the Audit Committee

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The Audit Committee operates under a written charter approved by the Board of Directors. The charter, among other things, provides that the Audit Committee has authority to appoint, retain and oversee the independent auditor and is available on our website at http://ir.targaresources.com/trc/documentdisplay.cfm?DocumentID=7955.

In this context, the Audit Committee:

•	reviewed and discussed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements;

•	reviewed with PricewaterhouseCoopers LLP, our independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgments as to the quality and acceptability of our accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards;

•	received the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the audit committee concerning independence from the Company and its subsidiaries, and has discussed with PricewaterhouseCoopers the firm’s independence;

•	discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•	discussed with the Company’s internal auditors and PricewaterhouseCoopers LLP the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and PricewaterhouseCoopers LLP, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting;

•	based on the foregoing reviews and discussions, recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the SEC; and

•	approved the selection and appointment of PricewaterhouseCoopers LLP to serve as our independent auditors.

This report has been furnished by the members of the Audit Committee of the Board of Directors:

Audit Committee
Chris Tong
Ershel C. Redd Jr.
Charles R. Crisp

The report of the Audit Committee in this report shall not be deemed incorporated by reference into any other filing by Targa Resources Corp. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

ITEM TWO

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as the independent auditors of the Company for 2011. PricewaterhouseCoopers LLP has audited the Company’s consolidated financial statements since 2005. The 2010 audit of the Company’s annual consolidated financial statements was completed on February 25, 2011.

The Board of Directors is submitting the selection of PricewaterhouseCoopers LLP for ratification at the Annual Meeting. The submission of this matter for approval by stockholders is not legally required, but the Board of Directors and the Audit Committee believe the submission provides an opportunity for stockholders through their vote to communicate with the Board of Directors and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the Audit Committee will reconsider the selection of that firm as the Company’s auditors.

The Audit Committee has the sole authority and responsibility to retain, evaluate and replace the Company’s auditors. The stockholders’ ratification of the appointment of PricewaterhouseCoopers LLP does not limit the authority of the Audit Committee to change auditors at any time.

Audit and Other Fees

	Year Ended December 31,
	2010	2009
	(In millions)

Audit fees(1)	$4.6	$4.5
Audit related fees(2)	—	—
Tax fees(3)	—	0.2
All other fees(4)	—	—

	$4.6	$4.7

(1)	Audit fees represent amounts billed for each of the years presented for professional services rendered in connection with (i) the integrated audit of our annual financial statements and internal control over financial reporting, (ii) the review of our quarterly financial statements or (iii) those services normally provided in connection with statutory and regulatory filings or engagements including comfort letters, consents and other services related to SEC matters. This information is presented as of the latest practicable date for this proxy statement.

(2)	Audit-related fees represent amounts we were billed in each of the years presented for assurance and related services that are reasonably related to the performance of the annual audit or quarterly reviews of our financial statements and are not reported under audit fees.

(3)	Tax fees represent amounts we were billed in each of the years presented for professional services rendered in connection with tax compliance, tax advice and tax planning. This category primarily includes services relating to the preparation of unitholder annual K-1 statements and partnership tax planning for Targa Resources Partners LP.

(4)	All other fees represent amounts we were billed in each of the years presented for services not classifiable under the other categories listed in the table above. No such services were rendered by PricewaterhouseCoopers LLP during the last two years.

Prior to our IPO, our Board of Directors approved the use of PricewaterhouseCoopers LLP as our independent principal accountant. Following our IPO, the Audit Committee has approved the use of PricewaterhouseCoopers LLP as our independent principal accountant. All services provided by our independent auditor are subject to pre-approval by the Audit Committee. The Audit Committee is informed of each engagement of the independent auditor to provide services to us.

The Company expects that representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.

The Board of Directors unanimously recommends that stockholders vote FOR the ratification of the selection of PricewaterhouseCoopers LLP as the auditors of the Company for 2011.

ITEM THREE (A)

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Introduction

We are asking our stockholders to provide advisory, non-binding approval of the compensation paid to our named executive officers, as described in the “Executive Compensation and Other Information” section of this proxy statement, beginning on page 9. Our Board of Directors recognizes that executive compensation is an important matter for our stockholders. As described in detail in the CD&A section of this proxy statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy, and the core of that philosophy is to pay our executives based on performance. In particular, the Compensation Committee strives to attract, retain and motivate exceptional executives, to reward past performance measured against established goals and provide incentives for future performance, and to align executives’ long-term interests with the interests of our stockholders. To do so, the Compensation Committee uses a combination of short- and long-term incentive compensation to reward near-term excellent performance and to encourage executives’ commitment to our long-range, strategic business goals. It is the intention of the Compensation Committee that our executive officers be compensated competitively and consistently with our strategy, sound corporate governance principles, other companies in the same and closely related industries, and stockholder interests and concerns.

As described in the CD&A, we believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our stockholders and that the total compensation package provided to our named executive officers (including potential payouts upon a termination or change of control) are reasonable and not excessive. As you consider this Item 3(A), we urge you to read the CD&A section of this proxy statement for additional details on executive compensation, including information about our compensation philosophy and objectives and the past compensation of our named executive officers, and to review the tabular disclosures regarding named executive officer compensation together with the accompanying narrative disclosures in the “Executive Compensation and Other Information” section of this proxy statement. Among the program features incorporated by the Compensation Committee to align with our executive compensation philosophy are the following:

•	significant long-term equity stake for executives to align our executive officers interests with those of stockholders;

•	annual base salary;

•	discretionary annual cash awards;

•	performance awards under our long-term incentive plan;

•	awards under our new stock incentive plan;

•	contributions under our 401(k) and profit sharing plan; and

•	participation in our health and welfare plans on the same basis as all of our other employees.

Congress has recently enacted the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”), which requires, among other things, a non-binding advisory “Say on Pay” vote and gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

As an advisory vote, Item 3(A) is not binding on our Board of Directors or the Compensation Committee, will not overrule any decisions made by our Board of Directors or the Compensation Committee, or require our Board of Directors or the Compensation Committee to take any specific action. Although the vote is non-binding, our Board of Directors and the Compensation Committee value the opinions of our stockholders, and will carefully consider the outcome of the vote when making future compensation decisions for our named executive officers. In particular, to the extent there is any significant vote against our named executive officers’

compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Text of the Resolution to be Adopted

We are asking stockholders to vote “For” the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation philosophy, policies and procedures and the compensation of the named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission (“SEC”), including the CD&A, the 2010 Summary Compensation Table and the other related tables and disclosures.”

Vote Required

The affirmative vote of stockholders holding at least a majority of the shares present and entitled to be voted on the proposal on the record date for determining stockholders entitled to vote at the 2011 Annual Meeting is required for approval of Item 3(A). If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

Recommendation of our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS, IN ITEM 3(A), AN ADVISORY VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

ITEM THREE (B)

ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON
THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Introduction

In addition to the advisory “Say on Pay” vote, the Act also requires a related non-binding advisory vote that enables our stockholders to indicate how frequently we should seek an advisory “Say on Pay” vote, such as Item 3(A) included in this proxy statement, on the compensation of our named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules. By voting on Item 3(B), stockholders may indicate whether the advisory “Say on Pay” vote should occur every three years, every two years or every year. After careful consideration of this Item 3(B), our Board of Directors has determined that an advisory vote on executive compensation that occurs every three years is the most appropriate alternative for our company, and therefore our Board of Directors recommends that you support a frequency period of every three years for the advisory vote on executive compensation.

Setting a three-year period for holding this stockholder vote will enhance stockholder communication by providing a clear, simple means for our company to obtain information on investor sentiment about our executive compensation philosophy. An advisory vote once every three years will be the most effective timeframe for us to respond to stockholders’ feedback by providing us with sufficient time to engage with stockholders to understand and respond to the vote results and to implement changes based upon those results. We also believe a tri-annual vote is preferable to an annual or bi-annual vote, which might hinder the long-term focus of our compensation plans or overburden investors. Our executive compensation programs are based on our long-term business strategy, which we believe is most appropriately assessed over at least a three-year timeframe. In addition, as a recently public company, we believe a three-year timeframe will provide sufficient time to assess our compensation program. We recommend that since our compensation structure is not expected to materially change year-to-year and that our 2011 and future equity awards are expected to be based upon three year performance and/or vesting periods, the shareholders approve an advisory vote every three years.

Text of the Resolution to be Adopted

You may cast your vote on your preferred voting frequency by choosing the option of three years, two years, one year or abstain from voting when you vote in response to the resolution set forth below.

“RESOLVED, that an advisory “Say on Pay” vote of our stockholders to approve the compensation of the named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the CD&A, the 2010 Summary Compensation Table, and the other related tables and disclosures), shall be held at an annual meeting of stockholders, beginning with the 2011 Annual Meeting of Stockholders, (i) every three years, (ii) every two years, or (iii) every year.”

Vote Required

Although non-binding, the Board of Directors and the Compensation Committee will carefully review the voting results on this Item 3(B). Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board of Directors may in the future decide to conduct advisory “Say on Pay” votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders or material changes to compensation programs. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

Recommendation of our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT, IN ITEM 3(B), STOCKHOLDERS VOTE FOR A FREQUENCY OF THREE YEARS FOR FUTURE NON-BINDING “SAY ON PAY” STOCKHOLDER VOTES ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

STOCKHOLDER PROPOSALS FOR 2012; IDENTIFICATION OF DIRECTOR CANDIDATES

Any stockholder of the Company who desires to submit a proposal for action at the 2012 annual meeting of Stockholders and wishes to have such proposal (a “Rule 14a-8 Proposal”) included in the Company’s proxy materials, must submit such Rule 14a-8 Proposal to the Company at its principal executive offices no later than December 7, 2011, unless the Company notifies the stockholders otherwise. Only those Rule 14a-8 Proposals that are timely received by the Company and proper for stockholder action (and otherwise proper) will be included in the Company’s proxy materials.

Any stockholder of the Company who desires to submit a proposal for action at the 2012 annual meeting of stockholders, but does not wish to have such proposal (a “Non-Rule 14a-8 Proposal”) included in the Company’s proxy materials, must submit such Non-Rule 14a-8 Proposal to the Company at its principal executive offices so that it is received between January 26, 2012 and February 25, 2012, unless the Company notifies the stockholders otherwise. If a Non-Rule 14a-8 Proposal is not received by the Company on or before February 25, 2012, then the Company intends to exercise its discretionary voting authority with respect to such Non-Rule 14a-8 Proposal.

“Discretionary voting authority” is the ability to vote proxies that stockholders have executed and submitted to the Company, on matters not specifically reflected in the Company’s proxy materials, and on which stockholders have not had an opportunity to vote by proxy.

It is the responsibility of the Nominating and Governance Committee to identify, evaluate and recommend to the Board the Directors nominees for election at the annual meeting of stockholders, as well as to fill vacancies or additions on the Board of Directors that may occur between annual meetings. When recommending director candidates, the Nominating and Governance Committee considers and reviews each candidate’s relevant skills and experience, business judgment, service on boards of directors of other companies, personal and professional integrity, including commitment to the Company’s core values, openness and ability to work as part of a team, the overall variety and mix of experience, skills, attributes and viewpoints of the Board of Directors, taken as a whole, willingness to commit the required time to serve as a board member and familiarity with the Company and its industry.

Although the Nominating and Governance Committee does not have a formal policy with respect to diversity, the Committee considers the diversity of, and the optimal enhancement of the current mix of talent and experience on the Board of Directors and endeavors to achieve an overall balance of diversity of experiences, skills, attributes and viewpoints. The Nominating and Governance Committee believes it has achieved that balance through the representation on the board of members having experience in various sectors of the energy industry, finance, accounting and investment analysis, among other areas. The Nominating and Governance Committee does not discriminate based upon race, religion, sex, national origin, age, disability, citizenship or any other legally protected status.

In identifying potential director candidates, the Nominating and Governance Committee relies on any source available for the identification and recommendation of candidates, including current directors and officers and shareholders. In addition, the Nominating and Governance Committee from time to time may engage a third party search firm to identify or evaluate, or assist in identifying or evaluating potential candidates, for which the third party search firm will be paid a fee.

The Nominating and Governance Committee will also consider any nominee recommended by stockholders for election at the annual meeting of stockholders to be held in 2012 if that nomination is submitted in writing, between January 26, 2012 and February 25, 2012, to Targa Resources Corp., 1000 Louisiana Street, Suite 4300, Houston, Texas 77002, Attention: Secretary. The Nominating and Governance Committee treats recommendations for directors that are received from the Company’s stockholders equally with recommendations received from any other source. With respect to each such nominee, the following information must be provided to the Company with the written nomination:

a) the nominee’s name, address and other personal information;

b) the number of shares of each class and series of stock of the Company held by such nominee;

c) the nominating stockholder’s name, residential address and telephone number, and business address and telephone number; and

d) all other information required to be disclosed pursuant to Regulation 14A of the Securities and Exchange Act of 1934 and the Company’s bylaws.

Each submission must also include a statement of the qualifications of the nominee, a notarized consent signed by the nominee evidencing a willingness to serve as a director, if elected, and a written representation and agreement that such person (i) is not and will not become a party to any voting agreement or compensation agreement that has not been disclosed to the Company or that could limit or interfere with the nominee’s ability to comply with their fiduciary duties under applicable law and (ii) will comply with all of the Company’s applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines.

Written requests for inclusion of any stockholder proposal should be addressed to Targa Resources Corp., 1000 Louisiana Street, Suite 4300, Houston, Texas 77002, Attention: Secretary. The Company suggests that any such proposal be sent by certified mail, return receipt requested.

SOLICITATION OF PROXIES

Solicitation of Proxies may be made via the Internet, by mail, personal interview or telephone by officers, directors and regular employees of the Company. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the common stock that those companies or persons hold of record, and the Company will reimburse the forwarding expenses. In addition, the Company has retained Georgeson Inc. to assist in solicitation for a fee estimated not to exceed $20,000. The Company will bear all costs of solicitation.

STOCKHOLDER LIST

In accordance with the Delaware General Corporation Law, the Company will maintain at its corporate offices in Houston, Texas, a list of the stockholders entitled to vote at the Annual Meeting. The list will be open to the examination of any stockholder, for purposes germane to the Annual Meeting, during ordinary business hours for ten days before the Annual Meeting.

PROXY MATERIALS, ANNUAL REPORT AND OTHER INFORMATION

The Company’s Annual Report on Form 10-K for the year ended December 31, 2010, is being made available to stockholders concurrently with this proxy statement and does not form part of the proxy solicitation material.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 25, 2011:

OUR PROXY STATEMENT FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS AND THE ANNUAL REPORT ON FORM 10-K ARE AVAILABLE AT www.envisionreports.com/TRGP if you are a shareholder of record, and www.edocumentview.com/TRGP if you are a beneficial owner.

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, as filed with the SEC, will be sent to any stockholder without charge upon written request. One copy of the Notice, this proxy statement and our Annual Report on Form 10-K (the “Proxy Materials”) will be sent to stockholders who share an address, unless they have notified the Company that they want to continue receiving multiple packages. A copy of the Proxy Materials will also be sent upon written or oral request to any stockholder of a shared address to which a single copy of the Proxy Materials was delivered. If two or more stockholders with a shared address are currently receiving only one copy of the Proxy Materials, then the stockholders may request to receive multiple packages in the future, or if a stockholder is currently receiving multiple packages of the Proxy Materials, then the stockholder may request to receive a single copy in the future. Such requests may be made by writing to Investor Relations, Targa Resources Corp., 1000 Louisiana Street, Suite 4300, Houston, Texas 77002 or by calling (713) 584-1133. The Annual Report on Form 10-K is also available at the SEC’s website in its EDGAR database at www.sec.gov.

INTERNET AND PHONE VOTING

For shares of stock that are registered in your name, you may vote by internet or phone using procedures provided by Georgeson Inc. (“Georgeson”). Votes submitted by internet or phone must be received by 1:00 a.m., Eastern Time, on Wednesday, May 25, 2011. The giving of such a proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.

The internet and phone voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting by internet should remember that the stockholder must bear costs associated with electronic access, such as usage charges from internet access providers and telephone companies.

For shares of stock that are registered in a street name (the stockholder owns shares in the name of a bank, broker or other holder of record on the books of the Company’s transfer agent), you will receive instructions with your proxy materials that you must follow in order to have your shares voted. Please review your Proxy or voting instruction card to determine whether you can vote by phone or electronically.

* * * * * *

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO VOTE BY INTERNET, BY PHONE OR IF YOU HAVE RECEIVED PAPER COPIES OF THE PROXY MATERIAL, BY COMPLETING, SIGNING AND RETURNING THE PROXY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE.

By Order of the Board of Directors,

Paul W. Chung
Secretary

Houston, Texas
April 4, 2011

IMPORTANT ANNUAL MEETING INFORMATION

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒
Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 25, 2011.
Vote by Internet
•	Log on to the Internet and go to www.envisionreports.com/TRGP

•	Follow the steps outlined on the secured website.
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA,
US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
• Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.
     PROPOSALS — THE BOARD RECOMMENDS A VOTE “FOR ALL” ON ITEM 1

ITEM 1 - ELECTION OF DIRECTORS	01 - Charles R. Crisp	02 - James W. Whalen

Mark here to vote FOR all nominees	Mark here to WITHHOLD vote from all nominees	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.
☐	☐	☐
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     THE BOARD RECOMMENDS A VOTE “FOR” ON ITEM 2 AND A VOTE “FOR” ON ITEM 3A

		For	Against	Abstain		For	Against	Abstain
ITEM 2 - RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS		☐	☐	☐	ITEM 3A. - ADVISORY VOTE ON EXECUTIVE COMPENSATION	☐	☐	☐

THE BOARD RECOMMENDS A VOTE FOR A FREQUENCY OF THREE YEARS ON ITEM 3B

	3 Yrs	2 Yrs	1 Yr	Abstain
ITEM 3B. - ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION	☐	☐	☐	☐	IN THEIR DISCRETION, THE PROXIES MAY VOTE ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) THEREOF.
Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, sign in full corporate or partnership name by duly authorized officer and give title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /
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IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.
1UPX
01AY2E

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 25, 2011
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:
The Annual Report on Form 10-K, Notice of Annual Meeting of Stockholders and Proxy Statement
are available at http:www.envisionreports.com/TRGP.
If you have received a paper copy of the proxy materials, you may elect to receive future proxy materials by email. Making this election will conserve both resources and the environmental impact of printing and mailing hard copies of proxy materials, thus saving trees, energy used and solid waste.
If you choose to elect email delivery, please call and provide your email address. Holders may also opt for future electronic delivery on www.envisionreports.com/TRGP. Beneficial holders may contact their Broker and make this request.
Access to Targa Resources Corp. stockholder account information and other stockholder services are available on the internet.
If you are a registered stockholder you can manage your account online via the Investor CentreTM website, Computershare’s secure Web-based tool for shareholders, at www.computershare.com/investor. Through free, around-the clock access to the Investor Centre website, you can:
•	View your account details and update account information

•	Access tax forms

•	Research and obtain information related to transferring stocks

•	Enroll in eDelivery to receive your shareholders materials electronically
Please note that you will need to supply your tax identification number and contact information, including address, when communicating with Computershare.
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — TARGA RESOURCES CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF TARGA RESOURCES CORP.
The undersigned hereby appoints Jeffrey J. McParland and Paul W. Chung, and each of them, as attorneys in fact and proxies with full power of substitution and revocation as to each of them, to represent the undersigned and to vote all the shares of common stock of Targa Resources Corp. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 25, 2011, and any adjournment or postponement thereof, upon the matters set forth on the reverse side.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, THE NAMED PROXIES WILL VOTE “FOR” THE PROPOSALS AS TO ITEMS 1 AND 2, AND WILL ABSTAIN AS TO ITEMS 3A AND 3B. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. TO BE VALID, THIS PROXY MUST BE SIGNED.
(Continued, and to be marked, dated and signed, on the other side)
Non-Voting Items
Change of Address — Please print new address below.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.